UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 4 TO

                                    FORM 8-K

                                  ON FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 26, 2011

                          RED MOUNTAIN RESOURCES, INC.
                        --------------------------------
               (Exact name of Company as specified in its charter)

                 2515 McKinney Ave., Suite 900, Dallas, TX 75201
               ---------------------------------------------------
                             (Address of Registrant)

                                       N/A
                                      -----
          (Former name or former address, if changed since last report)

            Florida                 000-54444                  27-1739487
----------------------------   ----------------------    -----------------------
(State or other jurisdiction      (Commission File        (IRS Employer Identi-
     of incorporation)                 Number)               fication Number)

                                 (214) 871-0400
                                ----------------
                 Company's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

                                EXPLANATORY NOTE

      This Amendment No. 4 to the Current Report on Form 8-K filed with the SEC on June 28, 2011 (the "Current Report") by Red Mountain Resources, Inc. To comply with Rules 13a-1 and/or 15d-1 of the Securities Exchange Act of 1934, as amended, Red Mountain Resources, Inc. is filing this Amendment No. 4 to the Current Report on Form 8-K to provide the same information that would be required in a Form 10-K Annual Report for Black Rock for the fiscal year ended May 31, 2011 and to respond to comments received from the Staff of the Securities and Exchange Commission relating to the initial filing of the Current Report.

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2011, Red Mountain Resources, Inc. (the "Company," "we," "us," or "our") entered into a Plan of Reorganization and Share Exchange Agreement with Black Rock Capital, Inc. (formerly Black Rock Capital, LLC ("Black Rock")) which converted to a corporation) and the StoneStreet Group, Inc. ("SSG"), the sole stockholder of Black Rock, of which Alan W. Barksdale (the Company's current Chief Executive Officer) is president and sole stockholder.

On June 17, 2011, the parties entered into an Amendment to the Plan of Reorganization and Share Exchange Agreement. The amendment provided for the extension of the closing deadline of the acquisition of Black Rock by the Company (the "Closing") to June 20, 2011, dealt with conditions to the loan (the "Lonoke Loan") owed by Black Rock to the First State Bank of Lonoke, and provided for the following:

      (1) That Black Rock would sign a new note (the "Replacement Note") to the First State Bank of Lonoke to acquire and assume the previously outstanding note (the "Bamco Note") evidencing the loan from First State Bank of Lonoke to Bamco Gas, LLC ("Bamco Gas") which is in receivership. As a result, the Bamco Note was cancelled and the Replacement Note became the sole outstanding note owed to the First State Bank of Lonoke in the principal amount of approximately $2,700,000. The receiver of the Bamco Gas assets is Alan W. Barksdale. The Company and Black Rock agreeing to acquire and assume the old Bamco note was a condition to obtain the consent of the First State Bank of Lonoke on the acquisition of Black Rock by the Company.

      (2) That the Company would pledge all of the outstanding common stock of Black Rock it received in the transaction to the First State Bank of Lonoke as collateral on the Replacement Note. Title to assets of Black Rock will remain in the name of Black Rock so long as any principal and interest remain outstanding under the loan agreement governing the Lonoke Loan.

      (3) A shareholder would pledge to the First State Bank of Lonoke 2,000,000 shares of the Company's Common Stock to secure the Lonoke Loan and the Replacement Note (the "Pledged Shares"). The First State Bank of Lonoke agreed that in exchange for the Company and Black Rock signing the Replacement Note, if the Replacement Note was not repaid from the proceeds of the sale of the Bamco Gas assets to a party other than the Company or Black Rock, or the assets of Bamco Gas were not acquired by the Company, within 12 months of the Closing, then the Pledged Shares would be either liquidated or retired to the Company, at the Company's option.

On June 20, 2011, the parties entered into another amendment to the Plan of Reorganization and Share Exchange Agreement. The amendment further extended the date of the Closing to June 22, 2011, dealt with conditions to the Lonoke Loan, and provided for the following:

      (1) Black Rock borrowed an aggregate of $2,450,000 from a group of investors and issued to such investors unsecured promissory notes (described below) to evidence the loans and as a condition to loaning the funds to Black Rock, the Company agreed to issue to such investors an aggregate of 600,000 shares of the Company's common stock upon the Closing.


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

      (2) Black Rock used the proceeds of the promissory notes to purchase shares of common stock of Cross Border Resources, Inc. ("Cross Border"), a Nevada corporation which is publicly traded on the OTC Bulletin Board.

Black Rock Promissory Notes

In February 2011, Black Rock issued an unsecured promissory note in the amount of $150,000 to Robert Hersov, an unaffiliated lender. The proceeds from the promissory note were used to fund Black Rock's acquisition of oil and gas assets known as the Madera assets located in New Mexico. The promissory note accrued interest at 3.25% per annum and was originally due on the earlier of July 31, 2011 or closing of the acquisition of Black Rock by the Company. The note was subsequently amended to extend the maturity date to November 30, 2011.

In February 2011, Black Rock issued an additional unsecured promissory note in the amount of $90,000 to Capital Growth Investment Trust, a shareholder of the Company. The note was due on July 31, 2011 or upon the closing of the acquisition of Black Rock by Red Mountain Resources. In May 2011, Black Rock repaid, in full, the promissory note.

In May 2011, Black Rock, issued unsecured promissory notes in the amount of $2,450,000 to Michael J. Garnick, Bel-Cal Properties and William F. Miller, III, each an unaffiliated lender. The promissory notes accrued interest at 10% per annum and were due on the earlier of September 30, 2011, the Closing or the closing of an additional equity financing of between $2,000,000 and $2,500,000. As a condition for issuing the promissory notes, the Company issued 600,000 shares of its common stock to Michael J. Garnick, Bel-Cal Properties and William
F. Miller, III. In July and August 2011, Black Rock repaid a portion of the amounts owed under the promissory notes held by Michael J. Garnick, Bel-Cal Properties and William F. Miller, III. As of September 30, 2011, an aggregate of $1,150,000 remained outstanding owed to these three lenders. In September 2011, the parties entered into amended promissory notes providing for the remaining amounts under the notes to be due on November 30, 2011. On October 25, 2011, Michael J. Garnick entered into a new 10% convertible note providing for the remaining $200,000 owed to him to be due on April 15, 2013 and cancelled the old note.

Cross Border Resources, Inc. Equity Purchase

On May 23, 2011, Black Rock entered into an agreement with Cross Border pursuant to which Black Rock purchased in a Rule 506 offering, 2,136,164 Units of Cross Border for the purchase price of $3,204,246. The Units consist of 2,136,164 shares of Cross Border's common stock and 2,136,164 Common Stock Purchase Warrants exercisable at $2.25 per share. Subsequent to such date, the Company and Black Rock acquired an additional 2,701,261 shares of common stock of Cross Border. As a result, the Company currently owns approximately 29.9% of Cross Border's outstanding common stock (not including the shares issuable upon exercise of the warrants).

                        SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

From and after the Closing, which occurred on June 22, 2011, the Company's primary operations consist of the business and operations of Black Rock. Therefore, we are disclosing information about Black Rock's business, financial condition, and management in this Current Report on Form 8-K.

The Company

The Company was incorporated on January 19, 2010 in the state of Florida as Teaching Time, Inc. which intended to design, develop, and market instructional products and services for the corporate, education, government, and healthcare e-learning industries. In March 2011, the Company determined to enter into oil and gas exploration, development and production and changed its name to Red Mountain Resources, Inc. to better reflect that business plan. The Company is an independent, growth oriented energy company that intends to acquire and develop oil and gas properties. We currently trade under the symbol "RDMP" on the OTC Bulletin Board.

In connection with the Company's organization, it issued 9,000,000 shares of common stock to Lisa Lamson, its then sole officer, director and controlling shareholder. The Company thereafter registered for sale an additional 3,000,000 shares of common stock on June 9, 2010. On March 9, 2011, 1,800,000 shares were deregistered. On March 22, 2011, the Company effectuated a forward split of its issued and outstanding common stock on a 25 for 1 basis. On June 22, 2011, the Closing occurred. The Company issued 27,000,000 shares of its restricted common stock in the transaction to SSG in exchange for 100% of the equity in Black Rock. The amount of the consideration paid for the Black Rock equity was determined by the board of directors of the Company and Black Rock. SSG retained 18,000,000 of the 27,000,000 shares issued and assigned the remaining 9,000,000 shares to third parties. In connection with the transaction, SSG entered into a lock-up agreement pursuant to which SSG agreed not to sell or transfer 3,000,000 shares until June 21, 2012 and 15,000,000 shares until December 21, 2012, in each case without the Company's prior consent. On September 12, 2011, SSG assigned 7,000,000 shares to several third parties after receiving the consent from the Company to release it from the lockup restrictions with respect to such shares. As a result, the lock-up agreement now covers 11,000,000 shares, of which 3,000,000 shares may not be sold until June 21, 2012 and 8,000,000 shares may not be sold until December 21, 2012. In connection with the assignment, the transferees agreed to have cancelled an aggregate of 100,000 shares in exchange for the Company releasing the shares from the lockup restrictions.


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

While the Company was the legal acquirer in the transaction with Black Rock, Black Rock was the accounting acquirer because its shareholders acquired control of the Company. Therefore, at the date of the Closing, the historical financial statements of Black Rock became those of the Company.

Concurrent with the Closing, the Company retired 225,000,000 shares of its Common Stock held by Lisa Lamson for no additional consideration. The Company also amended the Articles of Incorporation in the State of Florida to reflect the number of authorized shares as follows:

o An increase in common shares to Five Hundred Million (500,000,000) shares and a decrease in par value to $0.00001 per common share; and

o Authorization of One Hundred Million (100,000,000) Preferred shares, par value $0.0001. Preferred shares are subject to division into Series or Classes, and the Designations of Rights and Privileges of such Series or Classes, which shall be determined, in the discretion of the Board of Directors.

Our executive offices are located at 2515 McKinney Avenue, Suite 900, Dallas, Texas 75201, and the telephone number is (214) 871-0400.

Business Activities and Recent Developments

The Company's business operations include oil and gas exploration, development and production. Our current areas of operation include the Permian Basin of New Mexico and Texas and the onshore Gulf Coast areas of Texas. The Company operates through its wholly owned subsidiaries, which include Black Rock, a passive working and net revenue interest owner in the oil and gas industry and RMR Operating, LLC, a bonded and permitted oil and gas operator in New Mexico and Texas. We intend to pursue further opportunities in areas where the proposed management's experience and expertise can be leveraged and capital investment may generate value to shareholders. We will seek to acquire both operated properties, which will be operated through RMR Operating, LLC, and non-operated properties that meet our strategic objectives.

Prior to the merger, the Company had loaned $5,750,000 in the form of secured commercial promissory notes to Black Rock so Black Rock could proceed with the purchase of oil and gas assets known as the Madera assets located in New Mexico and to fund a portion of its purchase of the Cross Border shares. The Promissory Notes were cancelled upon the acquisition of Black Rock by the Company. The Madera assets, which consist of leases and producing wells, were acquired by Black Rock in April 2011, prior to the Closing, for approximately $4,750,000.

On July 8, 2011, Black Rock entered into a Purchase and Area of Mutual Interest Agreement ("PAMI"), effective as of July 1, 2011, that governed the relationship between Black Rock and certain other parties with respect to oil and gas leases in the Permian Basin (the "Pawnee Prospect") covering approximately 1,255 gross acres (1,029 net acres) in which Black Rock acquired an 82% ownership interest. Pursuant to the PAMI on July 25, 2011, Black Rock acquired the remaining 18% ownership interest in the land from such other parties. The total acquisition cost of the combined 1,255 gross/net acres was $439,222 or $350 per acre. Pursuant to the PAMI, on July 27, 2011, Black Rock acquired an 87.5% working interest with a 66.94% net revenue interest in 320 gross acres (280 net acres) for $98,000 or $350 per acre. Additionally pursuant to the PAMI, on July 27, 2011, Black Rock acquired a 100% working interest with a 76.5% net revenue interest in one lease covering 35 acres; a 100% working interest with a 75% net revenue interest in three leases covering 62.5 acres; and a 100% working interest with a 77.75% net revenue interest in four leases covering 92.92 acres. The total acquisition cost of the combined 190.42 gross/net acres was $114,000 or $600 per acre. The total cost of the Pawnee Prospect was $703,916, which includes acquisition and closing costs.


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

In August 2011, the Company acquired a 100% working interest with a 75% net revenue interest in the "Martin Lease" in exchange for 320,000 shares of the Company's common stock. The Company also acquired a 100% working interest with a 75% net revenue interest in the "Shafter Lake Lease" for $250,000 and 250,000 shares of the Company's common stock. The Martin Lease is 320 gross/net acres located in Andrews County, Texas. The Martin Lease is held by production and is for all rights 5,000 feet and below the surface of the land. The target horizons associated with the Martin Lease are the Clearfork and Wichita Albany formations. The Shafter Lake Lease is approximately 185 gross/net acres located in Andrews County, Texas. The Shafter Lake Lease is held by production and is for all rights from surface to 4,250 feet below the surface of the land. The target horizons associated with the Shafter Lake Lease are the Grayburg and San Andres formations.

In November 2011, the Company acquired working interest and net revenue interest and producing wells in the "Cowden Lease" for $1,150,000. The Cowden Lease is approximately 760 gross acres (740 net acres) located in Ector County, Texas. The target horizon is associated with the Cowden Lease is the San Andres formation.

Following are some abbreviations commonly used in the oil and gas industry and in this Form 8-K:

MCF      thousands of cubic feet of gas
MMCF millions of cubic feet of gas MCFE thousands of cubic feet of gas and equivalents
MMCFE    millions of cubic feet of gas and  equivalents
MCFD     thousands of cubic feet of gas per day
MMCFD    millions of cubic feet of gas per day
bbl      barrel of oil
BOE      barrel of oil equivalent
BOD      barrels of oil per day
PDP      proved  developed  producing  reserves
PDNP     proved developed not producing (behind pipe) reserves
PV-10 dollar value of proved reserves discounted using a standard 10% discount Rate

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves and may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion but which, together with proved reserves, are as likely as not to be recovered.

General

We intend to concentrate our acquisition, exploration and development efforts in areas where we can apply the technical expertise and experience of management and consultants.

Management is aware of energy prospects that consist of proved and unproved locations, which are located in regions in which we currently have interests, and has identified the consolidation and acquisition of various producing properties.

We have an experienced team of managers and consultants with significant experience who have:

      o Participated in over 10,000 wells in 20 U.S. States and 22 countries globally.

      o     A history of prospect identification and value creation.

A description of our officers, directors and advisors is included in Item 5.02 set forth below.


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Company Strategy

      o Acquire and develop oil and gas properties that provide an inventory of drill sites with limited geologic risk and limited variation of production from well to well.

      o Deploy capital and technical skills to generate value for our shareholders.

Present Opportunities Identified by Management to Acquire, Develop, Grow and Realize Value

The Company has acquired selected oil and gas properties in the Permian Basin and on the Gulf Coast and intends to make an offer to acquire additional properties located on the Gulf Coast from a receivership, subject to Court approval. Revenues have the potential to be increased through drilling of proved undeveloped drilling locations. Management believes that any resulting cash flow may then be used toward drilling additional oil and gas wells in each of these producing basins. Management also believes that such actions have the potential to increase the value of Red Mountain's properties if capital is available for development.

Management believes these opportunities have the following features:

      o     Proved producing reserves with existing cash flow;

      o Non-producing reserves that can be immediately developed to enhance cash flow;

      o Inventory of proved-undeveloped drill sites that can provide production growth; and

      o Values of proved reserves that can be increased in a short period of time with low risk drilling.

Synopsis of Properties and Assets Acquired (not including our percentage ownership of assets owned by Cross Border):

The following is a description of the properties and assets we have acquired:

Villarreal - Zapata County, Texas

This field consists of approximately 1,099.78 gross acres (154.01 acres net to the working interest). The purchase price of this property was approximately $3,100,000, and included a prepaid drilling credit from the well operator of approximately $680,000. At acquisition, there were eight producing wells on this property. Black Rock acquired the approximate 13.942% working interest and 10.46% net revenue interest in seven of the producing wells and remaining leasehold. Black Rock also acquired approximately a 15.65% working interest and 11.74% net revenue interest in one producing well. ConocoPhillips is the operator of the Villarreal lease.

Frost Bank - Duval County, Texas

This field consists of approximately 998.3 gross acres (319 acres net to the working interest). The purchase price of this property was approximately $200,000. At acquisition, there were five producing wells. Black Rock acquired an approximate 31.968% working and 23.976% net revenue interest in the well production. RMR Operating, LLC is the operator of the Frost Bank lease.

Resendez and LaDuquesa - Zapata County, Texas

These fields consist of approximately 2,496 gross acres (914 acres net to the working interests). The purchase price of this property was approximately $36,000. At acquisition, there were two producing and two shut in wells. Black Rock acquired an approximate 23.125% and 50.007% working interest in Resendez and LaDuquesa, respectively, and 17.34% and 37.56% net revenue interest in the well production for Resendez and LaDuquesa, respectively. RMR Operating, LLC is the operator of the Resendez and La Duquesa leases.


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Madera Prospect - Lea County, New Mexico

These fields consist of approximately 1,926 gross acres (1,153 net to the working interests). The purchase price of this property was approximately $4,774,000, including approximately $27,000 in acquisition related costs. At acquisition, the two leases comprised two producing wells and one shut in well. Black Rock acquired a 100% working interest and a 75% net revenue interest in one producing well, a 56.05% working interest and a 42.04% net revenue interest in the second producing well and a 41.38% working interest and a 31.04% net revenue interest in the shut in well. On April 29, 2011, Black Rock issued a promissory note to Red Mountain in return for borrowing approximately $4,900,000 to close this lease acquisition. The promissory note was cancelled upon closing of the reverse merger.

The Company agreed to drill one test well to at least 9,000 feet by November 1, 2012 or incur $15,000 per month penalty until completed. The Company is currently drilling a well to fulfill this obligation. RMR Operating, LLC is the operator of the Madera leases.

Pawnee Prospect - Lea County, New Mexico

On July 8, 2011, Black Rock entered into the PAMI, effective as of July 1, 2011, that governed the relationship between Black Rock and certain other parties with respect to the Pawnee Prospect covering approximately 1,255 gross acres (1,029 net acres) in which Black Rock acquired an 82% ownership interest. Pursuant to the PAMI on July 25, 2011, Black Rock acquired the remaining 18% ownership interest in the land from such other parties. The total acquisition cost of the combined 1,255 gross/net acres was $439,222 or $350 per acre. Pursuant to the PAMI, on July 27, 2011, Black Rock acquired an 87.5% working interest with a 66.94% net revenue interest in 320 gross acres (280 net acres) for $98,000 or $350 per acre. Additionally pursuant to the PAMI, on July 27, 2011, Black Rock acquired a 100% working interest with a 76.5% net revenue interest in one lease covering 35 acres; a 100% working interest with a 75% net revenue interest in three leases covering 62.5 acres; and a 100% working interest with a 77.75% net revenue interest in four leases covering 92.92 acres. RMR Operating, LLC is the operator of the Pawnee leases.

Martin Prospect - Andrews County, Texas

On August 16, 2011, Black Rock acquired a 100% working interest with a 75% net revenue interest in the "Martin Lease" in exchange for 320,000 shares of Red Mountain's common stock. The fair value of assets acquired was $320,000. The Martin Lease is 320 gross/net acres located in Andrews County, Texas. The Martin Lease is held by production and is for all rights 5,000 feet and below the surface of the land. The target horizons associated with the Martin Lease are the Clearfork and Wichita Albany formations.

Shafter Lake Prospect - Andrews County, Texas

On August 16, 2011 Black Rock acquired a 100% working interest with a 75% net revenue interest in the "Shafter Lake Lease" for $250,000 and 250,000 shares of Red Mountain's common stock. The fair value of assets acquired was $500,000. The Shafter Lake Lease is approximately 185 gross/net acres located in Andrews County, Texas. The Shafter Lake Lease is held by production and is for all rights from surface to 4,250 feet below the surface of the land. The target horizons associated with the Shafter Lake Lease are the Grayburg and San Andrus formations.

Cowden Prospect - Ector County, Texas

On November 11, 2011 Black Rock acquired the "Cowden Leases" for $1,150,000. The Cowden Leases are approximately 760 gross acres (740 net acres). At acquisition, the Cowden Leases contained 31 producing wells. Black Rock acquired 100% working interest with a 75% net revenue interest in two leases covering 640 gross/net acres; a 100% working interest with a 79.375% net revenue interest in one lease covering 40 acres; and a 75% working interest with a 62.8% net revenue interest in one lease covering 80 acres. RMR Operating, LLC is the operator of the Cowden Lease.


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

Goals:

Our focus is to increase shareholder value by pursuing our corporate strategy as follows:

Pursue concurrent development of our core areas.

We raised an aggregate of $16,206,000 in our recent $25,000,000 private placement of the Company's common Stock ("Private Placement"). We plan to spend approximately $7,500,000 to develop properties during the remainder of our fiscal year ending May 31, 2012. We have, as of October 31, 2011, used approximately $7,400,000 for the Madera, Pawnee, Shafter Lake and Cowden acquisitions and approximately $3,400,000 for the Cross Border purchases. We expect that the majority of the 2011 and 2012 drilling capital expenditures will be incurred in our Permian Basin development and exploration prospects. Many of our targeted prospects are in reservoirs that demonstrate predictable geologic attributes and consistent reservoir characteristics, which typically lead to more reliable drilling results than wildcats.

Achieve consistent reserve growth through repeatable development.

We intend to achieve significant reserve growth over the next few years through a combination of acquisitions and drilling. In 2011, we intend to achieve significant reserve and production increases as a result of our acquisitions and development drilling program. We anticipate that the majority of future reserve and production growth will come through the execution of our development drilling program on existing properties and properties pending as acquisitions, which include many proved and unproved locations. Our targets generally will consist of locations in fields that demonstrate low variance in well performance, which leads to predictable and repeatable field development.

Our reserve estimates, if any, may change continuously and we intend to periodically evaluate such reserve estimates internally, with independent engineering evaluation on an annual basis. Deviations in the market prices of both crude oil and natural gas and the effects of acquisitions, dispositions and exploratory development activities may have a significant effect on the quantities and future values of our reserves, if any. In the Permian Basin, where we plan to focus our drilling efforts and capital expenditures, prospects generally have reserves characterized as long-lived with low decline rates.

Maintain high percentage ownership and operational control over our asset base.

Although some of our assets are operated by third parties, we intend to retain a high degree of operational control over our asset base to the extent possible, through a high average working interest or acting as the operator in our areas of significant activity. To this end, Black Rock is a passive working and net revenue interest owner in the oil and gas industry and we pursue properties which will be operated by RMR Operating LLC. Black Rock owns a majority interest in 36 wells in the Permian Basin and 1 in south Texas. RMR Operating LLC operates the 36 wells in the Permian Basin and 9 in south Texas. This is designed to provide us with controlling interests in a multi-year inventory of drilling locations, positioning us for reserve and production growth through our drilling operations. We plan to control the timing, level and allocation of our drilling capital expenditures and the technology and methods utilized in the planning, drilling and completion process on related targets. We believe this flexibility to opportunistically pursue development on properties may provide us with a meaningful competitive advantage.

Acquire and maintain acreage positions in our core areas.

We believe that our intended acquisitions and development of known production prospects in our core areas should be supplemented with exploratory efforts that may lead to new discoveries in the future. We intend to continually evaluate our opportunities and pursue attractive potential opportunities that take advantage of our strengths. We are examining several other Permian and Gulf Coast prospects, each of which has gained substantial interest within the exploration and production sector due to their relatively known nature and the potential for meaningful hydrocarbon recoveries. There are other mid-size and large independent exploration and production companies conducting drilling activities in these plays.


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

Pursue a disciplined acquisition strategy in our core areas of operation.

We intend to also focus on growing through targeted acquisitions. Although drilling prospects may provide us with the opportunity to grow reserves and production without acquisitions, we continue to evaluate acquisition opportunities, primarily in our core areas of operation.

Creating a management and operational team with advanced exploration and development knowledge.

We intend to develop a managerial and operational team with experience in the oil and gas industry, and with a proven track record of creating value both organically and through strategic acquisitions.

Alan W. Barksdale, our Chief Executive Officer, has operated, managed, financed or invested in more than 100 wells located in Louisiana, New Mexico and Texas. Tommy W. Folsom, our Executive Vice President and Director of Exploration and Production, has significant oil and gas industry experience, most recently as founder of Enerstar Resources O & G, LLC, an oil company involved in the drilling, re-completion, re-entry and acquisition of properties and leases in the United States. John T. Hanley, our Executive Vice President and Director of Finance, has 37 years of experience in the oil and gas industry most recently serving as controller for Coastal Energy Company, an international oil and gas exploration and production company.

We will also seek to support our management team with an active Board of Directors with experience in the oil and gas industry, capital markets and public companies. Mr. Barksdale has over 10 years of capital markets experience. Richard Y. Roberts has considerable public company experience.

For more information on the experience of our management team and board of directors, see Item 5.02 below.

Maintain a high degree of safety standards.

Hydraulic fracturing, the process used for releasing oil and gas from shale rock, has been used on all of our current properties, as well as all of our reserves. Furthermore, we intend to continue to use hydraulic fracturing on all properties acquired for future development. It is anticipated that hydraulic fracturing activities will represent approximately 45% of our development costs.

We strive to provide superior operating services, including through our hydraulic fracturing processes, in a safe, efficient manner. This is accomplished by employing top quality, highly experienced professionals and giving thorough attention to detail. We and our subsidiaries and affiliates engage contractors and vendors that meet acceptable safety standards and industry best practices. We and our subsidiaries and affiliates maintain a representative on each well location throughout the drilling and completion process. Accordingly, all aspects of the drilling and completion process are monitored by onsite representatives, as well as offsite representatives via remote, real-time monitoring systems. For properties operated by us, our staff and consultants devise well plans and operating procedures, which include pre- and post-testing of additives to the hydraulic fluids. These plans and procedures attempt to maximize operating efficiencies, while minimizing the use of water, and ensure that all water disposal is in compliance with the applicable state and federal rules and guidelines.

Competition, Markets, Regulation and Taxation

Competition

There are a large number of companies and individuals engaged in the exploration of oil and gas and oil workover projects. Accordingly, there is a high degree of competition for desirable properties. Many of the companies and individuals so engaged have substantially greater technical and financial resources than we have.

Markets

The availability of a ready market for oil and gas discovered, if any, may depend on factors beyond the control of the Company, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas is volatile and beyond the control of the Company. The market for natural gas is also unsettled, and gas prices have changed dramatically in the past four years with substantial fluctuation, seasonally and annually. The Company stores its oil production in tanks located adjacent to the wells or in central tank batteries. The oil is then sold to purchasers at the locations or hauled by truck and sold at a terminal or other common delivery point. Due to the substantial increase in activity in the Permian Basin and Gulf Coast, the availability of haulers and purchasers is limited. In the event that producing oil properties are not subject to transportation or purchase contracts or that any such contracts terminate and other parties do not transport or purchase the Company's oil production, there is no assurance that the Company will be able to enter into transportation or purchase contracts with any transport companies or other purchasers of oil and there can be no assurance regarding the price which the Company would be required to pay such transporters or the price which purchasers would be willing to pay for such oil.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to transportation or purchase contracts or that any such contracts terminate and other parties do not purchase the Company's gas production, there is no assurance that the Company will be able to enter into transportation or purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in certain areas of the marketplace due to pipeline capacity, the extent and duration of which is unknown. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers. Currently the Company contracts with a third party marketer for the transport, processing and sale of its Gulf Coast gas production. The gas is processed in local facilities for a processing fee and the residue gas, plant products and natural gas liquids are sold to purchasers by the third party marketer. Due to the substantial increase in activity in the onshore Gulf Coast, there is no assurance that processing capacity will continue to exist which could result in reduced prices for unprocessed gas. The Company currently sells its Permian Basin gas production directly to purchasers pursuant to purchase contracts. Due to the substantial increase in activity in the Permian Basin, the availability of low pressure gathering and transmission lines is limited. Such gathering and transmission limitations may result in restrictions on production and purchases by principal gas pipeline purchasers.

Effect of Changing Industry Conditions on Drilling and Rework Completion
Activity

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time-to-time. Currently there is a high demand for drilling and workover contractors and costs are higher compared to historical periods. The Company cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on its ability to generate economic drilling prospects and to raise the necessary funds or generate funds from production, with which to drill them.

Regulation and Pricing of Natural Gas

The Company's operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas. Because of its complexity and broad scope, the price impact of future legislation on the operation of the Company cannot be determined at this time.

Crude Oil and Natural Gas Liquids Price and Allocation Regulation

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by the Company will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas, and the Company will have no control over any regulation legislation in the future.

State Regulations

The Company's production of oil and gas if any will be subject to regulation by state regulatory authorities in the states in which the Company may produce oil and gas such as the Texas Railroad Commission. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

Proposed Legislation

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas, which has been continued in the current Administration through the Department of the Interior. Additionally, federal income tax deductions for energy exploration or production and "windfall profit" taxes have in the past affected the economic viability of such properties, and may do so in the future if enacted by Congress.

Environmental Laws

Oil and gas exploration and development is specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All operations by the Company involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, the activities of the Company may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to the Company and delays, interruptions or a termination of operations, the extent to which cannot now be predicted.

Compliance with Environmental Laws and Regulations

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, compliance with these regulations by us has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

Title to Properties

The Company is not the record owner of its interest in its properties and relies instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, the Company has the right to have its interest placed on record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time properties or interests are acquired by us. Prior to commencement of operations on such acreage and prior to the acquisition of properties, a title examination will usually be conducted and significant defects remedied before proceeding with operations or the acquisition of proved properties, as appropriate.

The properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to our prospective acreage acquisitions, to the extent such defects or disputes exist, we could suffer title failures in the future.

Backlog of Orders

There are currently no orders for sales of oil and gas at this time.

Government Contracts

None at this time.

Insurance

We currently maintain oil and gas commercial general liability protection relating to all of our oil and gas operations (including environmental and pollution claims) with a total limit of coverage in the amount of $2,000,000 (with no deductible) and excess liability protection with a total limit of $3,000,000 (with a deductible of $10,000).

Company Sponsored Research and Development

No research is currently being conducted.

Number of Persons Employed

As of November 18, 2011, we have 15 full-time employees and additional part-time consultants on an as-needed basis. There is no assurance that the Company will be able to retain its workforce or hire additional employees as needed.

RISK FACTORS

Risks of the Oil and Gas Business

The search for new oil and gas reserves, development wells or secondary recovery frequently result in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance that any production will be obtained from any of the acreage to be acquired by the Company, nor are there any assurances that if such production is obtained, it will be profitable. (See "Business Activities and Recent Developments.")

Black Rock's revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control, such as economic, political, and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile, and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on Black Rock's financial position, results of operations, cash flows, and quantities of oil and natural gas reserves that may be economically produced.

You should carefully consider all of the risks described below regarding the Company and its subsidiaries. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations.

Our operations are subject to all of the operating hazards and risks typically incident to drilling for and producing oil and gas and such hazards and risks may adversely affect our operations.

The Company's operations will be subject to all of the operating hazards and risks normally incident to drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. The Company has secured general liability insurance and insurance against such things as blowouts and pollution risks. Should the Company sustain an uninsured loss or liability, or a loss in excess of policy limits, its ability to operate may be materially adversely affected.

We may expend substantial funds in acquiring and redeveloping properties which are later determined to not be economically viable.

The Company may expend substantial funds in acquiring and redeveloping properties which are later determined not to be economically viable. All funds so expended may be a total loss to the Company and which could result in possibly significant impairments in our oil and gas asset base. In such event, our profitability and operations may be materially adversely affected.

We may not be able to employ the technical assistance necessary to run our operations.

It will be necessary and desirable to employ technical assistance in the operation of the Company's business. As of the date of this filing, the Company has not contracted for any technical assistance. When needed by the Company, such assistance may not be readily available at compensation levels the Company would be able to pay. In the event we are unable to obtain sufficiently skilled technical help for amounts we are willing to pay, we may be forced to reduce or delay our planned expansion activities, and in the most severe case, stop all of our planned activities.

The energy business is highly speculative and we may lose all or part of any funds expended on locating and capitalizing on properties.

The Company's energy business is highly speculative, involves the commitment of high-risk capital, and exposes the Company to potentially substantial losses. If we are unable to properly assess any given property and lose some or all of our investment in such property, it could have a material adverse effect on our results of operations and profitability.

We may not be able to adequately compete with our competitors, which could have a material adverse effect on our operations.

The Company's current business model is geared toward having almost no fixed overhead. The result of this is that the Company is highly dependent upon being able to contract for the goods and services and technical knowledge it needs on a project by project basis. This will require that the Company be required to compete for supplies and services with a large number of entities which are larger, have greater resources and more extensive operating histories than the Company. Shortages may result from this competition and may lead to increased costs and delays in Company operations, which may have a material adverse effect on the Company.

Fluctuations in the market price for natural gas and oil and related activities could harm our business.

The marketing of natural gas and oil which may be produced by the Company's properties will be affected by a number of factors beyond the control of the Company. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Recently, there have been dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect the profitability of the Company's oil and gas activities.

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time-to-time. Currently there is a high demand for drilling and workover contractors and costs are higher compared to historical periods. The Company cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on its ability to generate economic drilling prospects and to raise the necessary funds or generate funds from production, with which to drill them.

If we are unable to find purchasers of our gas, it could harm our profitability.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase the Company's gas production, there is no assurance that the Company will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the marketplace, the extent and duration of which is not known. Such oversupply may result in reductions of purchases by principal gas pipeline purchasers. (See "Competition, Markets, Regulation and Taxation.")


Regulations relating to underground water quality may adversely affect our operations.

Hydraulic fracturing, the process used for releasing oil and gas from shale rock, has been used on all of the Company's current properties, as well as all of its reserves. Furthermore, the Company intends to continue to use hydraulic fracturing on all properties acquired for future development. It is anticipated that hydraulic fracturing activities will represent approximately 45% of the Company's development costs. Hydraulic fracturing has recently come under increased scrutiny and could be the subject of further regulation that could impact the timing and cost of development.

The Environmental Protection Agency (the "EPA") recently amended the Underground Injection Control, or UIC, provisions of the federal Safe Drinking Water Act (the "SDWA") to exclude hydraulic fracturing from the definition of "underground injection." However, the U.S. Senate and House of Representatives are currently considering bills entitled the Fracturing Responsibility and Awareness of Chemicals Act (the "FRAC Act"), to amend the SDWA to repeal this exemption. If enacted, the FRAC Act would amend the definition of "underground injection" in the SDWA to encompass hydraulic fracturing activities, which could require hydraulic fracturing operations to meet permitting and financial assurance requirements, adhere to certain construction specifications, fulfill monitoring, reporting, and recordkeeping obligations, and meet plugging and abandonment requirements. The FRAC Act also proposes to require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater.

Depending on the legislation that may ultimately be enacted or the regulations that may be adopted at the federal, state and/or provincial levels, exploration and production activities that entail hydraulic fracturing could be subject to additional regulation and permitting requirements. Individually or collectively, such new legislation or regulation could lead to operational delays or increased operating costs and could result in additional burdens that could increase the costs and delay the development of unconventional oil and gas resources from shale formations which are not commercial without the use of hydraulic fracturing. Restrictions on hydraulic fracturing could also reduce the amount of oil and natural gas that we are ultimately able to produce from our reserves. This could have an adverse effect on our business and operations.

To date, there have been no incidents, citations or suits related to the Company's operations on its properties for environmental concerns.

Weather interruptions may adversely affect our operations and profitability.

Activities of the Company may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect the ability of the Company to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

We may not be able to properly comply with federal and state laws and regulations which may adversely affect our operations.

Oil and gas exploration and development is specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All operations by the Company involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, the activities of the Company may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to the Company and delays, interruptions or a termination of operations, the extent to which cannot now be predicted.

Changes in the federal income tax laws could adversely affect our profitability.

Federal income tax laws are of particular significance to the oil and gas industry. Legislation has eroded various benefits of oil and gas producers and subsequent legislation may well continue this trend. For instance, federal income tax deductions for energy exploration or production and "windfall profit" taxes have in the past affected the economic viability of such properties, and may do so in the future if enacted by Congress. Congress is continually considering proposals with respect to Federal income taxation which could have a materially adverse effect on the Company's future operations by reducing tax deductions.

Company Risk Factors

We may need to raise additional capital to fund our operations.

The working capital needs of the Company consist primarily of lease operating expenses, principal and interest expense associated with outstanding loans and notes, production taxes, marketing expenses, transportation fees, and general and administrative activities and are estimated to be approximately $3,800,000 through the remainder of the fiscal year ending May 31, 2012. As of November 11, 2011, the Company has received proceeds from the Private Placement of $16,206,000. Of the proceeds of the Private Placement, approximately $10.4 million has been used for the purchase of oil and gas assets or entities engaged in oil and gas exploration and development. There can be no assurance that the Company will be successful in raising additional funds necessary on terms satisfactory to the Company. In the event that we are unable to raise such additional funds, we may be forced to reduce or delay our drilling activities and possibly also our ongoing operations. If oil and gas reserves are found to exist on a prospect, substantial additional financing will be needed to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, substantial additional funds will be necessary for continued development. The Company may not have sufficient proceeds to conduct such work and, therefore, may be required to obtain the necessary funds either through further debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that the Company will be successful in obtaining any other financing. In the event that we are unable to raise the additional financing required, we may be forced to reduce our exploration and development activities, which could result in significant impairments to our oil and gas asset base.

We are a relatively new company and therefore you do not have the benefit of a long and established operating history on which to evaluate our business.

Prior to June 2010, Black Rock had no operations. After Black Rock's acquisition of oil and gas properties in Zapata and Duval Counties in Texas, it began to recognize revenue from such properties. Black Rock has a very short history of revenue and profitability stretching over the period ending May 31, 2011. The Company, as to its new business, must be regarded as a new venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

Our outstanding debt contains certain covenants restricting certain actions we may take.

The First State Bank of Lonoke holds mortgages on Black Rock's Gulf Coast oil and gas interests, which account for approximately 95% of the Company's income. Furthermore, First State Bank of Lonoke has a pledge of 100% of the shares of Black Rock. Our line of credit with First State Bank of Lonoke also contains various covenants that Black Rock must comply with. As a result, Black Rock is not permitted to engage in certain activities without the prior written consent of the bank. These include acquiring or disposing of assets, merging with any company, materially changing its legal structure, management or ownership or incurring or assuming any additional debt. There is no assurance that, if requested, the First State Bank of Lonoke will consent to any such action. Accordingly, this outstanding debt may adversely affect our operations.

If we default on our outstanding debt, it could have a material adverse effect on our business, results of operations and profitability.

The First State Bank of Lonoke holds mortgages on substantially all of Black Rock's oil and gas interests and we have guaranteed the payment of the mortgages. Additionally, the loan from Hyman Belzberg, William Belzberg and Caddo Management, Inc., is secured by certain assets of the Company and Black Rock. If we default on our payment obligations, the lenders are entitled to accelerate all amounts due under the debt and could repossess the interests. If this happened, it would have a material adverse effect on our business, results of operations and profitability.

If we learn of any title defects on the properties we own or acquire, it could have a material adverse effect on our operations and profitability.

The Company may not be the record owner of its interest in its properties and relies instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, the Company has the right to have its interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time properties or interests are acquired by us. Prior to commencement of operations on such acreage and prior to the acquisition of properties, a title examination will usually be conducted and significant defects remedied before proceeding with operations or the acquisition of proved properties, as appropriate.

The properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to our prospective acreage acquisitions, to the extent such defects or disputes exist, we could suffer title failures.

As a result of our limited financial resources, we are unable to diversify our operations to avoid any downturn in the oil and gas industry.

Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its operations. The Company's inability to diversify its activities will subject the Company to economic fluctuations within the oil and gas business or industry and therefore increase the risks associated with the Company's operations as limited to one industry.

We are dependent on our key personnel and the loss of any of such individuals would have a material adverse effect on our operations.

The Company currently has three officers and four directors. The Company will be heavily dependent upon their skills, talents and abilities, as well as the attributes of consultants to the company to implement its business plan, and may, from time to time, find that the inability of the Officer and Directors and consultants to devote their full time attention to the business of the Company results in a delay in progress toward implementing its business plan. (See "Directors and Executive Officers.")

Our officers and directors are engaged in other business activities and conflicts of interest may arise in their daily activities which may not be resolved in our favor.

Certain conflicts of interest may exist between the Company and its Officers and Directors. Officers or Directors may bring energy prospects to the Company in which they have an interest. They have other business interests to which they devote their attention, and will be expected to continue to do so, although our officers will devote the majority of their business time to our affairs. They will also devote management time to the business of the Company. As a result, conflicts of interest or potential conflicts of interest may arise from time to time that can be resolved only through the Officers and Directors exercising such judgment as is consistent with fiduciary duties to their other business interests and to the Company. Alan W. Barksdale, our CEO, is also the President of StoneStreet Operating Company, LLC ("StoneStreet Operating"), which has historically operated the majority of our Gulf Coast assets. StoneStreet Operating will seek to transfer operations, duties and licenses of all applicable properties to RMR Operating, LLC, a wholly owned subsidiary of the Company, as soon as possible .

Issuances of additional securities will result in dilution to your holdings.

As we need significant additional financing to implement our strategy going forward, and we are a relatively new and untested Company, we may be unable to raise additional funds at prices and on terms comparable to past offerings. In the future, in order to keep our programs and operations funded we may issue equity and debt securities that may substantially dilute the Company's current shareholders.

We do not anticipate declaring dividends in the foreseeable future.

The Company has not paid dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be entirely within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. As a result, any gain you will realize on our securities will result solely from the appreciation of such securities.

Our stock price is subject to high volatility.

There is no history relating to the market price of our stock, which indicates the market price may be highly volatile and the stock is likely to be very thinly traded. Many factors such as those discussed under "Risk Factors" herein may have a significant negative impact upon the market price of the securities, and negative impact on liquidity.

A public trading market for our securities may not develop.

There is no assurance given that an expanded public market will develop or that any Stockholder ever will be able to liquidate his/her investment, if at all. The price may be highly volatile. Due to the low price of securities and the fact that it may be quoted only in the "Pink Sheets" or the OTC Bulletin Board ("OTCBB") many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, lending institutions will not permit the use of such securities as collateral for any loans.

If our shares become subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Our securities are subject to a Securities and Exchange Commission Rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "Penny Stocks." Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

      o     make a special written suitability determination for the purchaser;

      o receive the purchaser's written agreement to the transaction prior to sale;

      o provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

      o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

If our shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Stockholders should be aware that, according to the Securities and Exchange Commission, the market for Penny Stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level may result in investor losses. The Company's management is aware of the abuses that have occurred historically in the Penny Stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

Sales of our shares may have an adverse effect on the market price of our securities.

All of the outstanding shares of common stock held by present Officers, Directors and affiliate Stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is not an affiliate and who has held restricted securities in a currently filed SEC 12(g) Registered Company for six months may, under certain conditions, sell shares without restrictions. However, if the Company was formerly a shell company, like our company, Rule 144 would not available for the resale of securities initially issued by us until one year after the filing of this Current Report. An affiliate may sell an amount of shares limited to 1% of the outstanding shares of the Company over a 90 day period after a six month holding period. Non-affiliates have no volume restrictions after a six month holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of Common Stock of present Stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Cautionary and Forward Looking Statements

This document contains forward-looking statements. The presentation of future aspects of Red Mountain Resources found in these statements is subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," or "could" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause RMR actual results to be materially different from any future results expressed or implied by RMR in those statements. Important facts that could prevent RMR from achieving any stated goals include, but are not limited to, the following:

      (a)   volatility of decline of RMR's Stock price;

      (b)   potential fluctuation in quarterly results;

      (c)   failure of the company to earn revenues or profits;

      (d) inadequate capital to continue or expand its business, inability to raise additional capital or financing to implement its business plans;

      (e) failure to acquire production or achieve profitable oil and gas production;

      (f)   rapid and significant changes in oil and gas markets;

      (g)   litigation with or legal claims and allegations by outside parties;
            and

      (h)   insufficient revenues to cover operating costs.

There is no assurance that we will be profitable and we may not be able to successfully or profitably develop energy production. The Company may not be able to attract or retain qualified executives and personnel and government regulation may hinder the company's business, additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options.

The following is a projected timeline of events for the Company:

2nd Quarter 2012      Finalization and completion of Private Placement,
                      identification and acquisition of prospects, production acquisition/development commencement

3rd Quarter 2012      Expanded development and expansion of acquisitions in our
                      core areas

4th Quarter 2012      Expanded development  and expansion of acquisitions in our core areas


We recently completed the Private Placement of shares of our common stock and sold an aggregate of 16,206,000 shares of common stock raising gross proceeds of $16,206,000.

On April 29, 2011, Black Rock purchased the Madera assets for approximately $4.75 million.

In February 2011, Black Rock, issued an unsecured promissory note in the amount of $150,000 to Robert Hersov, an unaffiliated lender. The proceeds from the promissory note were used to fund Black Rock's acquisition of oil and gas assets known as the Madera assets located in New Mexico. The promissory note accrued interest at 3.25% per annum and was originally due on the earlier of July 31, 2011 or closing of the acquisition of Black Rock by the Company. The note was subsequently amended to extend the maturity date to November 30, 2011.

In February 2011, Black Rock, issued an additional unsecured promissory note in the amount of $90,000 to Capital Growth Investment Trust, a shareholder of the Company. The note was due on July 31, 2011 or upon the closing of the acquisition of Black Rock by Red Mountain Resources. In May 2011, Black Rock repaid, in full, the promissory note.

In February 2011, the Company issued unsecured promissory notes in the amount of $212,500 to Robert Hersov, Fiordaliso Investments Limited and Capital Growth Investment Trust, all of which remain outstanding. Fiordaliso Investments Limited and Capital Growth Investment Trust are shareholders of the Company and Robert Hersov is an unaffiliated lender. The proceeds from the promissory note were used to fund working capital. The promissory notes accrued interest at 10.0% per annum and were originally due on June 30, 2011. The Company subsequently amended the maturity date of the notes to November 30, 2011.

On May 24, 2011, Michael J. Garnick, Bel-Cal Properties and William F. Miller, III, each an unaffiliated lender, loaned Black Rock an aggregate of $2,450,000 and it issued three promissory notes to evidence such loans. These promissory notes accrued interest at 10% per annum and were due on the earlier of i) the Closing ; ii) the closing of an additional equity raise in the amount of between $2,000,000 and $2,500,000; or iii) September 30, 2011. As a condition for issuing the promissory notes, the Company agreed to issue 600,000 Shares of its common stock to certain of the holders of the promissory notes. On September 28, 2011, the Company issued replacement notes for the above promissory notes which have a maturity date of November 30, 2011 and carry a similar interest rate to the original notes. On October 25, 2011, Michael J. Garnick entered into a new 10% convertible note providing for the remaining $200,000 owed to him to be due on April 15, 2013 and cancelled the old note. The proceeds from the promissory notes were used to purchase a portion of the Cross Border units and shares for approximately $3.4 million.

On November 16, 2011, the Company received a loan in the amount of $4 million from Hyman Belzberg, William Belzberg and Caddo Management, Inc., unaffiliated lenders. The loan bears interest at the rate of 12% and matures on November 16, 2012. The loan is secured by certain assets of the Company and Black Rock and the obligations of the Company are guaranteed by Black Rock and RMR Operating, LLC.

The proceeds of the Private Placement will provide funds for related acquisitions and property/asset development. Currently the Company intends to use the proceeds as follows:

Permian Basin Acquisitions                            $7,000,000
Cross Border share purchases (initial and subsequent)  3,500,000
Gulf Coast Expenditures                                1,050,000
Working Capital/Consolidation Expenses                 4,656,000
                                                     -----------
Gross Proceeds from Private Placement                $16,206,000

We will need substantial additional capital to support our proposed future energy operations. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

Villarreal - Zapata County, Texas

This field consists of approximately 1,099.78 gross acres (154.01 acres net to the working interest). The purchase price of this property was approximately $3,100,000, and included a prepaid drilling credit from the well operator of approximately $680,000. At acquisition, there were eight producing wells on this property. The Company acquired the approximate 13.942% working interest and 10.46% net revenue interest in seven of the producing wells and remaining leasehold. The Company also acquired approximately 15.65% working interest and 11.74% net revenue interest in one producing well. During the period ended May 31, 2011 the Company elected to participate in all of the drilling operations commenced by the operator of the property, ConocoPhillips. Those drilling operations included capital expenditures on three wells plus drilling two new wells. Total development costs incurred by Black Rock during the period ended May 31 2011, which includes usage of the prepaid drilling costs acquired for these wells, was approximately $1,874,000.

Frost Bank - Duval County, Texas

This field consists of approximately 998.3 gross acres (319 acres net to the working interest). The purchase price of this property was approximately $200,000. At acquisition there were five producing wells. The Company acquired an approximate 31.968% working and 23.976% net revenue interest in the well production. No drilling activity occurred during the period ended May 31, 2011.

Resendez and LaDuquesa - Zapata County, Texas

These fields consist of approximately 2,496 gross acres (914 acres net to the working interests). The purchase price of this property was approximately $36,000. At acquisition there were two producing and two shut in wells. The Company acquired an approximate 23.125% and 50.007% working interest in Resendez and LaDuquesa, respectively, and 17.34% and 37.56% net revenue interest in the well production for Resendez and LaDuquesa, respectively. No drilling activity occurred during the period ended May 31, 2011.

In June 2010 Black Rock, entered into a secured line of credit with a bank with a maximum draw amount of approximately $3,475,000. The Company borrowed approximately $3,400,000 to fund the purchase price of the Villarreal property plus make its first capital call on the property. The Company borrowed an additional $351,000 in November 2010 to fund additional capital calls.

In June 2010, Black Rock borrowed approximately $ 200,000 from a bank in the form of a secured one year note payable to fund the purchase of the Frost Bank Property.

The historical financial statements included in this Current Report are for:

o     Black Rock as of May 31, 2011 and for the year then ended; and,

o Properties Acquired From MSB Energy, Inc. on June 1, 2010 and October 1, 2010 as of May 31, 2010 and for the year then ended.

Since the Company was a publicly traded shell company and Black Rock was an operating company, the merger transaction was treated as a recapitalization of Black Rock and the historical financial statements of Black Rock superseded and became those of the Company.

Black Rock did not have any operations prior to June 2010. However, it acquired all of its oil and gas working and net revenue interests from MSB Energy, Inc. (a Debtor-In-Possession in Chapter 11 Bankruptcy) on June 1, 2010 and October 1, 2010 (the "Properties").

In order to meet the predecessor business reporting requirements of the SEC, financial statements needed to be provided for the Properties for the year preceding the June 1, 2010 acquisition by Black Rock. These acquired Properties only represented a portion of MSB Energy, Inc. (a Debtor-In-Possession in Chapter 11 Bankruptcy) oil and gas working and net revenue interests.

The financial statements of the Properties have been prepared in accordance with U.S. GAAP on a "carve-out" basis of certain historical financial information related to the Properties from the books and records of the MSB Energy, Inc. (a Debtor-In-Possession in Chapter 11 Bankruptcy). These carve-out procedures require that historical results of operations, assets and liabilities attributable to the Properties, in addition to revenues and expenses related to, or incurred on behalf of the Properties, be included or allocated to the Properties as if they were a stand-alone entity.

The accompanying financial statements of the Properties may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the Properties operated as a separate entity during all of the periods presented. These acquired Properties only represented a portion of MSB Energy's oil and gas working and net revenue interests. These properties were operated by the bankruptcy trustees in a caretaker roll who were trying to protect creditor interest in the bankruptcy estate. Because of this, the results of operations of Black Rock are not comparable with those of the properties acquired from MSB Energy Inc. so no comparisons have been provided.

BLACK ROCK'S RESULTS OF OPERATIONS FOR THE YEAR ENDED MAY 31, 2011

The Company has voluntarily elected to adopt the "Successful Efforts Method of Accounting" for accounting of its oil & gas activities, retrospectively back to June 1, 2010. The change from the Full Cost Method to Successful Efforts Method is a change in accounting principle.

The change resulted in a decrease in depletion expense and accumulated depletion of $260,619. The change increased income from operations by $260,619 as reported on the Statement of Operations and increased retained earnings by $260,619 as reported on the Balance Sheet and Statement of Changes in Members Equity. The change did not impact cash flows from operations, investing or financing activities.

For a more complete discussion regarding the change in accounting method, please see Footnote 2 to the May 31, 2011 Financial Statements.

During the year ended May 31, 2011, Black Rock recognized revenues of $3,711,815 from oil and gas sales from its oil and gas producing properties in Duval and Zapata Counties in Texas. During the year ended May 31, 2011, Black Rock recorded oil and gas sales on 900,332 MCFE (98.7% Gas; 20:1 Conversion Rate) at an average price of $4.12 MCF.

Black Rock incurred operational expenses in connection with its oil and gas activities of $1,572,337, during year ended May 31, 2011.

Production taxes for the period were $160,634 and leasehold operating expenses were $165,180. During year ended May 31, 2011, Black Rock recorded depletion expense of $716,655 in connection with the properties. Other operational expenses connected to Black Rock's oil and gas activities included gas transportation and marketing charges of $236,476 and general and administrative expenses of $293,392.

As a result, during the year ended May 31, 2011, Black Rock realized operating income of $2,139,478.

During the year ended May 31, 2011, Black Rock realized net income of $1,902,912.

Liquidity and Capital Resources

At May 31, 2011, Black Rock had total current assets of $662,141, consisting of $120,860 in cash and cash equivalents, $536,190 in trade accounts receivable and $5,000 in other current assets. At May 31, 2011, Black Rock had total current liabilities of $11,023,962, consisting of $487,558 in accounts payable, $3,079 in accounts payable related parties, $126,874 in accrued expenses, a $600,000 stock issuance liability, $2,003,594 line of credit, $2,052,857 in notes payable and $5,750,000 to the Company. As a result, at May 31, 2011, Black Rock had a working capital deficit of $10,361,821.

During the year ended May 31, 2011, Black Rock received $1,716,067 from its operational activities. Net income of $1,902,912 was adjusted of non-cash items of $716,655 in depletion expenses, a $9,319 non-cash interest expense related to asset retirement obligations, a $42,857 non-cash interest expenses related to notes payable and a non-cash direct repayment of the line of credit and note payable from proceeds of oil and gas sales of $556,563.

During the year ended May 31, 2011, Black Rock used in excess of $8,400,000 to acquire and further develop oil and gas working interests and used $2,009,105 in its financing activities. The statement of cash flows only reflects $3,604,445 used in investing activities since a significant portion of funds for the oil and gas working interests were advanced directly from Black Rock's lender to MSB Energy, Inc. for the purchase price of the assets.

In May 2011, Black Rock invested approximately $4.75 million to acquire the Madera assets, located in Lea County, New Mexico, from Shackelford Oil Company and invested approximately $3.2 million to acquire a 13.3% interest in Cross Border Resources, which trades on the OTCBB under the ticker XBOR. Black Rock was advanced $4.9 million from the Company to complete the acquisition from Shackelford Oil Company and raised $2.45 million through the issuance of three promissory notes in order to complete the transaction with Cross Border Resources.

In June 2010, Black Rock entered into a 3 year line of credit with First State Bank of Lonoke. The line has a maximum draw amount of approximately $3,475,000, and is secured by a first security lien against the Villarreal property located in Zapata County, Texas. The line bears interest at the bank's reference rate plus 275 basis points, which as of February 28, 2011 was 6.039% in total. The line is payable on demand, however if no demand is made, principal payments of $1 million and $1.1 million are required after the first and second years, respectively, and the loan is due in full at maturity. In addition to a security interest in the Villarreal Property, Alan W. Barksdale, the principal member of Black Rock, and Ernest Bartlett, a related party and managing member of a shareholder of the Company, have personally guaranteed the line of credit. In addition, Mr. Bartlett has also provided a mortgage in favor of First State Bank of Lonoke on certain property owned by the related party as additional collateral. In June 2010, Black Rock borrowed approximately $3,400,000 to fund the purchase price of the Villarreal property plus make its first capital call on the property. Black Rock borrowed an additional $351,000 in November 2010 to fund additional capital calls.

In June 2010, Black Rock borrowed approximately $200,000 from First State Bank of Lonoke in the form of a one year note payable to fund the purchase of the Frost Bank Property. The note is secured by a first security lien against the Frost Bank property. The note bears interest at 6% per annum. In addition to a security interest in the Frost Bank Property, the principal member of Black Rock and another individual who is a related party have personally guaranteed the note. In addition, the related party has also provided a mortgage in favor of First State Bank of Lonoke on certain property owned by the related party as additional collateral.

In connection with the above loans, Black Rock needed to obtain, and did obtain, the permission of The First State Bank of Lonoke, who holds mortgages on substantially all the Black Rock oil and gas interest in order to consummate the merger transaction.

The First State Bank of Lonoke required Black Rock to acquire and assume the Bamco Note evidencing the loan that The First State Bank of Lonoke had due from Bamco Gas, another entity that the Company has issued a letter of intent to purchase. The First State Bank of Lonoke would not consent to the transaction with the Company unless the loan was purchased and therefore the Company and Black Rock determined to do so even though the Closing had not yet occurred. Bamco Gas and the Company are still in negotiations related to a potential transaction and no definitive terms have been agreed to, nor is there any assurance that there ever will be. The amount of the loan was approximately $2,700,000 at the time of the assumption as described in Item 1.01 at the beginning of this document.

On October 25, 2011, Black Rock issued a convertible promissory note to Michael Garnick in a principal amount of $200,000. The promissory note was due and payable in full on April 15, 2013 and bore interest at the rate of 10% per annum. This note was issued to replace a prior note issued in May 2011. This note was repaid in full in November 2011.

On November 30, 2011, the Company repaid all the principal and interest related to promissory notes from shareholders and non-shareholders that were due on that date, which amounted to $1,400,602.

On November 16, 2011, we issued a senior secured promissory note to Hyman Belzberg, William Belzberg and Caddo Management, Inc. (collectively, the "Lenders"), in a principal amount of up to $4,000,000. Upon issuance of the promissory note, the Lenders advanced to us $500,000. Upon perfection of the Lenders' security interest in the collateral for the promissory note, the Lenders advanced to us the remainder of the $4,000,000 for the acquisition of certain properties. The promissory note bears interest at a rate of 12% per annum and matures on November 16, 2012. On the date the promissory note was issued, we prepaid interest on the promissory note through November 30, 2011. Beginning on January 1, 2012, and on the first of each month thereafter until November 16, 2012, we will pay monthly installments of interest only. All accrued and unpaid interest and the unpaid principal balance are due and payable on the earlier of November 16, 2012 or the date the promissory note is terminated, whether by its terms, by prepayment or by acceleration. The promissory note is our senior obligation. All of our obligations under the promissory note are guaranteed, jointly and severally, by Black Rock and RMR Operating, LLC (together, the "Subsidiaries") pursuant to a guaranty agreement in favor of the Lenders, dated as of November 16, 2011. In addition, the promissory note will be secured by (a) first priority and second priority real property liens on our ownership or lease interest in certain developed and undeveloped oil and gas leases (including the properties to be purchased with the funds disbursed under the note), together with all proceeds, interests, personal property and as-extracted collateral related to such interests, and (b) a stock pledge agreement with the Lenders, dated November 30, 2011, with respect to a second lien on 2,136,164 shares of Cross Border owned by Black Rock.

On November 25, 2011, we issued a convertible promissory note to Personalversorge der Autogril Schweiz AG in a principal amount of $1,500,000 and a convertible promissory note to Hohenplan Privatstiftung in a principal amount of $1,000,000. On November 30, 2011, we issued a convertible promissory note to SST Advisors, Inc. in a principal amount of $250,000. The promissory notes are due and payable on November 25, 2013 and bear interest at the rate of 10% per annum. Prior to payment in full of the entire balance of the promissory notes, the holders of the promissory notes have the option of converting all or any portion of the unpaid balance of the promissory notes (including accrued and unpaid interest) into shares of our common stock at a conversion price equal to $1.00 per share, subject to adjustment upon certain events.

We expect to repay these notes using our working capital and revenue generated as our operations increase.

Working Capital Needs

On a short-term basis, Black Rock has generated revenues which have been sufficient for funding its current operations. Black Rock's current revenues may not be sufficient to fund its continued and future operational and exploration activities.

We raised an aggregate of $16,206,000 in our recent $25,000,000 Private Placement. We have, as of October 31, 2011, used approximately $7,400,000 for the Madera, Pawnee, Shafter Lake and Cowden acquisitions and approximately $3,400,000 for the Cross Border purchases. We plan to spend approximately $2,000,000 to develop properties during the remainder of our fiscal year ending May 31, 2012, which funds will come from amounts available under our line of credit with the First State Bank of Lonoke and revenue generated from our operations. The working capital needs of the Company consist primarily of lease operating expenses, principal and interest expense associated with outstanding loans and notes, production taxes, marketing expenses, transportation fees, and general and administrative activities and are estimated to be approximately $3,800,000 through the remainder of the fiscal year ending May 31, 2012.

We do not anticipate any material cash calls on the Villarreal property. However, in the event a cash call is required, we have reserved a sufficient portion of our development capital to fund such cash call.

Additional Financing Requirements

If additional oil and gas reserves are found to exist, substantial additional financing will be needed to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, substantial additional funds will be necessary for continued development. The Company may not have sufficient proceeds to conduct such work and, therefore, may be required to obtain the necessary funds either through further debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that the Company will be successful in obtaining any other financing. These various financing alternatives may dilute the interest of the Company's Stockholders and/or reduce the Company's interest in the properties.

Off-Balance Sheet Arrangements

The Company does not have material off-balance sheet arrangements nor do they have any unconsolidated subsidiaries.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of the Company's financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates.

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

The Company's revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile, and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

Oil and Gas Properties

Black Rock has voluntarily elected to adopt the "Successful Efforts Method of Accounting" for accounting of its oil & gas activities, retrospectively back to June 1, 2010. The change from the Full Cost Method to Successful Efforts Method is a change in accounting principle. This change in accounting principle is deemed to be material in reporting our financial statements and therefore the change is required to be retrospectively applied. Black Rock believes the Successful Efforts Method will more fairly reflect the true cost of its properties and reserves directly associated with those properties. Further, the Successful Efforts Method of Accounting is considered a preferred method of accounting for oil and gas properties.

Under successful efforts property acquisition costs, whether the property is proved or unproved, are capitalized as incurred. However all exploration costs, except the costs of exploratory wells, are charged to expense as they are incurred. Costs of exploratory wells are initially capitalized pending the outcome of the drilling operation. If the test well finds proved reserves the costs remain capitalized to be amortized when reserves are produced. If a test well is dry, the accumulated drilling costs are charged to exploration expense. Under the previous full cost method, all acquisition, exploration and development costs, including certain directly related employee costs incurred for the purpose of finding oil and gas, are capitalized and accumulated in pools.

Under successful efforts proved property costs are tested for impairment in the same manner that most long-lived assets are tested. Thus when events or circumstances indicate that an impairment of the carrying value of the asset may not be recoverable, Black Rock compares the carrying value of the asset to the undiscounted expected net future cash flows, then an impairment is recognized to the extent that the carrying value is in excess of the assets fair value. Under the full cost method, where proved reserves are established, capitalized costs were limited using the ceiling test. Under the ceiling test, if the capitalized cost of the full cost pool exceeds the ceiling limitation, the excess was charged as an impairment expense. Unit-of-production depletion was applied to capitalized costs of the full cost pool. Unit-of-production rates were based on the amount of proved reserves of oil, gas and other minerals that were estimated to be recoverable from existing facilities using current operating methods.

Under the successful efforts method, proved property costs are amortized on the unit of production basis over the remaining life of proved developed reserves or total proved reserves as applicable. Under the full cost method, proved property costs are amortized on the unit of production basis over the remaining life of total proved reserves.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

At the Closing, the Lonoke Loan was assumed, the Bamco Note was cancelled and the Replacement Note was executed by Black Rock reflecting the approximate $2,700,000 liability. The assumption was approved by the Board of Directors on May 24, 2011. As part of such assumption, the Company agreed to guaranty the Replacement Note. Such guaranty includes collateral of 2,000,000 shares of the Company's common stock which were part of the issuance to SSG as a stockholder of Black Rock.

In connection with the above loans Black Rock needed to obtain, and did obtain, the permission of The First State Bank of Lonoke, who holds mortgages on substantially all the Black Rock oil and gas interest acquired in 2010 in order to consummate the merger transaction.

                    SECTION 3 - SECURITIES AND TRADING MARKET

Item 3.02 Unregistered Sales of Equity Securities.

On June 22, 2011, the Company issued 27,000,000 shares of common stock to the equity holder of Black Rock under the Black Rock acquisition, which shares are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act").

The Company recently completed the Private Placement and sold a total of 16,206,000 Shares of its Common Stock realizing proceeds of $16,206,000. Such sales were made by the Company in reliance upon Rule 506 of Regulation D of the 1933 Act.

In connection with the Private Placement, the Company issued to various brokers that assisted the Company with the Private Placement an aggregate of 313,125 shares for commissions and warrants to purchase an aggregate of 1,763,000 shares of common stock. Such securities were issued in reliance upon the exemption provided by Section 4(2) of the 1933 Act. We also agreed to pay such brokers aggregate cash fees of $1,149,125.

In February 2011, the Company issued 200,000 shares to directors. Such shares were issued in reliance upon the exemption provided by Section 4(2) of the 1933 Act.

The Company has issued 600,000 Shares of its Common Stock to the holders of three Black Rock promissory notes totaling $2,450,000 as more fully described in
Section 1. Such shares were issued in reliance upon the exemption provided by
Section 4(2) of the 1933 Act.

On August 16, 2011, the Company acquired a 100% working interest in the "Martin Lease" in exchange for 320,000 shares of common stock. The Company also acquired a 100% working interest with a 75% net revenue interest in the "Shafter Lake Lease" for $250,000 and 250,000 shares of common stock. Such shares were issued in reliance upon the exemption provided by Section 4(2) of the 1933 Act.

On August 16, 2011, the Company entered into a stock purchase and sale agreement pursuant to which it acquired 218,535 shares of common stock of Cross Border in exchange for the issuance of 273,169 shares of the Company's common stock. Such shares were issued in reliance upon the exemption provided by Section 4(2) of the 1933 Act.

On October 26, 2011, the Company entered into a stock purchase and sale agreements pursuant to which it acquired an aggregate of 1,377,193 shares of common stock of Cross Border in exchange for the issuance of 2,754,386 shares of the Company's common stock. Such shares were issued in reliance upon the exemption provided by Section 4(2) of the 1933 Act.

On November 1, 2011, the Company entered into a stock purchase and sale agreement pursuant to which the Company acquired an aggregate of 637,272 shares of common stock of Cross Border in exchange for the issuance of 1,274,544 shares of the Company's common stock. Such shares were issued in reliance upon the exemption provided by Section 4(2) of the 1933 Act.

On December 21, 2011, the Company issued 2,727,272 shares of common stock to an investor from the Private Placement at $1.10 per share (or $3 million in the aggregate) upon exercise of a right to purchase such shares held by the investor. Such shares were issued in reliance upon the exemption provided by
Section 4(2) of the 1933 Act.

On January 10, 2011, the Company entered into a stock purchase and sale agreement pursuant to which the Company acquired an aggregate of 250,929 shares of common stock of Cross Border in exchange for the issuance of 501,858 shares of the Company's common stock. Such shares were issued in reliance upon the exemption provided by Section 4(2) of the 1933 Act.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

As a result of the Closing, discussed in Item 2.01, there was a resulting change in the ownership structure of the Company. As a result of the transaction, Ms. Lamson, a former director and officer of the Company, has returned 225,000,000 shares of common stock to the Company for cancellation for no consideration. Such shares represented approximately 86.10% of the issued and outstanding stock of the Company prior to the Closing.

As part of the Closing, SSG, of which Alan Barksdale is the President and sole shareholder, received 27,000,000 shares of the Company's Common Stock in exchange for its equity ownership. Thereafter, SSG assigned 9,000,000 shares to several third parties, leaving it with 18,000,000 shares. On September 12, 2011, SSG further assigned 7,000,000 shares of the Company's common stock for no additional consideration leaving it with 11,000,000 shares. As a result, he controls approximately 13.9% of the common stock of the Company.

The following table sets forth information with respect to the beneficial ownership of the Company's outstanding common stock by:

      o each person who is known by the Company to be the beneficial owner of five percent (5%) or more of the Company's common stock;

      o the Company's chief executive officer, its other executive officers, and each director as identified in the "Management -- Executive Compensation" section; and

      o     all of the Company's directors and executive officers as a group.


                                   Number of Shares
                                      Held Before     Percent of Class      Number of Shares Held      Percent of Class
                                      Black Rock      Before Black Rock        After Black Rock        After Black Rock
  Name of Holder(1)                 Acquisition(2)      Acquisition              Acquisition           Acquisition (3)
-------------------------          ----------------   -----------------     ---------------------     ------------------

Lisa Lamson
279 Aberdeen Lane
El Dorado Hills, CA 97762             225,000,000             86.10%                        0               -0-%

BMR Advisors, LLC (4)                           0              -0-%                 3,000,000               4.2%

Wiltom Investors, LLC (4)                       0              -0-%                 6,000,000               8.5%

Kenneth J. Koock                           50,000              0.02%                   50,000                 *

V. Raymond Harlow                          50,000              0.02%                   50,000                 *

Lynden B. Rose                             50,000              0.02%                   50,000                 *

Alan Barksdale(5)(6)                            0              -0-%                11,000,000              13.9%

John T. Hanley                                  0              -0-%                    60,000                 *

Tommy W. Folsom                                 0              -0-%                         0               -0-%

Paul Vassilakos                            50,000                 *                    50,000                 *

Richard Y. Roberts                              0              -0-%                         0               -0-%
                                   ----------------   -----------------     ---------------------     ------------------
All Officers and Directors as a
group (4 individuals)                     150,000                 *                11,100,000              14.1%
                                   ----------------   -----------------     ---------------------     ------------------


* Less than 1%

(1) Unless noted otherwise, the address for the above individuals is 2515 McKinney Ave., Suite 900, Dallas, TX 75201.

(2) Based on 261,335,000 shares of common stock issued and outstanding on June 10, 2011.

(3) Based on 79,091,974 shares of common stock issued and outstanding on November 18, 2011.

(4) Each of these holders has agreed to pledge 1,000,000 shares as security in connection with the Loan held by the First State Bank of Lonoke.

(5) These shares are held by SSG. Alan Barksdale, the Company's Director and Chief Executive Officer, is the sole shareholder of SSG.

(6) These shares are subject to a Lockup Agreement. Such shares are to be released as follows: 3,000,000 shares on June 21, 2012 and 8,000,000 shares on December 21, 2012.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that the Company believes have a reasonable likelihood of being "in the money" within the next sixty days.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Closing, Kenneth J. Koock, the Company's former President, Chief Executive Officer and Interim Acting Chief Financial Officer, resigned from his positions with the Company and Alan Barksdale was appointed to the same positions with the Company. Additionally, V. Ray Harlow and Kenneth J. Koock each resigned as a member of the Company's board of directors and Mr. Barksdale was appointed as a member of the Company's board. Accordingly, Mr. Barksdale was then the Company's sole officer and Mr. Barksdale and Lynden B. Rose (who was a member of the Company's board prior to the Closing) were the Company's two board members. In August 2011, the Company appointed John T. Hanley to serve as its Executive Vice President and Director of Finance. In September 2011, the Company appointed Tommy W. Folsom to serve as its Executive Vice President and Director of Exploration and Production. In October 2011, the Company appointed Paul N. Vassilakos and Richard Y. Roberts to the board. In November 2011, the Company appointed Randell ("Randy") K. Ford to the board.

Alan Barksdale, President, Chief Executive Officer and Director

Mr. Barksdale, 33 years old, has been the owner and president of SSG since 2008. Mr. Barksdale formed SSG to provide advisory and management services and pursue merchant banking activities. At SSG, Mr. Barksdale oversees the firm's capital investments, manages its subsidiaries and serves as the senior advisor to SSG's clients. Through its wholly owned subsidiaries, SSG owns and operates upstream and midstream oil and gas assets, a portfolio of real assets and various investments in oilfield service companies. From January 2007 to April 2010, Mr. Barksdale served as a Director in the Capital Markets Group of Crews & Associates, an investment banking firm, and served as senior banker for approximately 115 transactions. From August 2006 to October 2006, Mr. Barksdale served as an investment banker at Stephens Inc., an investment banking firm. From 2002 to August 2006, Mr. Barksdale was an investment banker at Crews & Associates.

A condition of the Lonoke Loan with First State Bank of Arkansas, Mr. Barksdale must remain an officer of Black Rock and the chief executive officer of the Company.

Mr. Barksdale graduated from the University of Arkansas at Little Rock in 2001 where he received a Bachelor of Business Administration with an emphasis in Finance. He is registered with FINRA, MSRB, PSA and various state securities departments throughout the US. Mr. Barksdale also holds a Series 7 and Series 63 licenses.

In 2004, the National Association of Securities Dealers, Inc. alleged that Mr. Barksdale solicited an attorney to make contributions to officials of an issuer with which Stephens Inc. was engaging in municipal securities business. Mr. Barksdale was an investment banker of Stephens at the time. Without admitting or denying the allegations, Mr. Barksdale entered into an acceptance, waiver and consent decree that provided for a 30-day suspension from associating with any NASD member and a $5,000 fine.

John T. Hanley, 60 years old, has 37 years of experience in the Oil & Gas industry. Prior to joining the Company, Mr. Hanley served as Controller for Coastal Energy Company, an international oil and gas exploration and production company located in Houston, Texas with assets in Thailand, from June 2009 to August 2011. While at Coastal Energy, Mr. Hanley directed the successful implementation of IDEAS Accounting System in the Houston and Bangkok offices, as well as working with the company's management and auditors to help implement new internal controls and procedures necessary for it to meet Toronto Stock Exchange requirements (which Coastal Energy is now listed on). From February 2009 to May 2009, Mr. Hanley was a Senior Tax Accountant at Carl Pearce CPA, PC, an accounting firm. From July 2008 to January 2009, Mr. Hanley was President of Six Cleats Energy, LLC, a company he founded that provided small oil and gas companies with outsourcing their back office services, as well as other related services. From August 2001 to June 2008, Mr. Hanley was the Chief Financial Officer of Arcturus Corporation, a company specializing in the exploration, development and production of crude oil and natural gas. Prior to this, Mr. Hanley held significant accounting positions, including Controller or Chief Financial Officer, of numerous companies, including Phillips Petroleum Company, Aminoil USA, Inc. and Triton Energy Company. Mr. Hanley is a CPA and received a B.B.A. from the University of Oklahoma and an M.B.A. from the University of Central Oklahoma.

Tommy W. Folsom, 57 years old, is the founder of Enerstar Resources O & G, LLC, an oil company involved in the drilling, re-completion, re-entry and acquisition of properties and leases in the United States, and has served as its President since its formation in 1994. From 1996 to August 2011, Mr. Folsom served as the Operations Manager of Murchison Oil and Gas, Inc., a privately-held independent oil and gas company engaged in the acquisition, development and production of oil and gas resources in the United States. In 1990, Mr. Folsom was a partner in the formation of Vision Energy, Inc., an oil and gas company, and served as its Vice President of Operations until 1994. From 1976 to 1990, Mr. Folsom served as an Area Supervisor for Santa Fe Energy, Inc. in Carlsbad, New Mexico.

Lynden B. Rose, 50 years old, is a partner in the law firm of Stanley, Frank & Rose, LLP in Houston. Since 1992, he also has served as counsel to the West Palm Beach law firm The Rose Law Firm. From 2004 until 2007, Mr. Rose was a partner in the law firm of Lynden B. Rose, P.C. and from 2002 until 2004, Mr. Rose was a sole practitioner in the law firm of Lynden B. Rose, Attorney at Law, in Houston. From 1992 until 2000, he was a Partner in the law firm of Wilson Rose & Associates. Since 2003, Mr. Rose also served as President of LM Rose Consulting Group, and since 1991, he has served as President of Rose Sports Management, Inc. Mr. Rose is a member of the Oil, Gas and Energy Resources Law Section of the State Bar of Texas. From 1982 until 1984, he was a professional basketball player drafted by the Los Angeles Lakers and played with the Las Vegas Silvers and in Europe. Mr. Rose graduated from the University of Houston and received his Juris Doctorate from the University of Houston.

Paul N. Vassilakos, 35 years old, served as the Company's President and Chief Executive Officer from February 2011 to March 2011. Mr. Vassilakos has been the assistant treasurer of Cullen Agricultural Holding Corp. ("CAH") since October 2009. CAH is a development stage agricultural company which was formed in connection with the business combination between Triplecrown Acquisition Corp. and Cullen Agricultural Technologies, Inc. ("Cullen Agritech") in October 2009. At CAH, Mr. Vassilakos is responsible for business development, maintenance of financial accounts and public company reporting. Prior to CAH's formation, Mr. Vassilakos assisted Triplecrown Acquisition Corp. with the completion of its initial public offering and later the business combination with Cullen Agritech. In July 2007, Mr. Vassilakos founded Petrina Advisors, Inc. ("Petrina"), a privately held advisory firm formed to provide investment banking services for public and privately held companies, and has served as its president since its formation. Petrina's clients have consisted of companies which collectively held over one billion dollars in trust, with the aim of completing reverse mergers with privately held companies. Mr. Vassilakos also founded and, since December 2006, serves as the vice president of, Petrina Properties Ltd., a privately held real estate holding company. In July 2007, Mr. Vassilakos was engaged as a consultant to assist Endeavor Acquisition Corp. with its business combination with American Apparel Inc., a California based retail apparel company, which was completed in December 2007. From February 2002 through June 2007, Mr. Vassilakos served as vice president of Elmsford Furniture Corp., a privately held furniture retailer in the New York area. From July 2000 through January 2002, Mr. Vassilakos was an Associate within the Greek Coverage Group of Citigroup's UK Investment Banking Division. During this time, Mr. Vassilakos assisted with the execution of M&A transactions, securitizations, as well as debt and equity offerings for some of Greece's largest publicly traded companies, including OTE and Antenna TV. From July 1998 through July 2000, Mr. Vassilakos was an Analyst within the Industrial Group of Salomon Smith Barney's New York Investment Banking Division. During this time, Mr. Vassilakos assisted with the execution of M&A transactions, as well as debt and equity offerings for large US publicly traded industrial companies, including Alcoa, Inc. and Cyprus Amax. From February 1996 through June 1998, Mr. Vassilakos was a Registered Securities Representative at Paine Webber CSC - DJS Securities Ltd, during which time he provided securities brokerage services to private clients. Mr. Vassilakos received a BS in finance from the Leonard N. Stern Undergraduate School of Business in 1998 and was a licensed Registered Securities Representative (Series 7 and 63) from February 1996 through February 2002.

Richard Y. Roberts, 60 years old, co-founded a regulatory/legislative consulting firm, Roberts, Raheb & Gradler LLC, in March 2006. He was a partner with Thelen Reid & Priest LLP, a national law firm, from January 1997 to March 2006. From August 1995 to January 1997, Mr. Roberts was a consultant at Princeton Venture Research, Inc., a private consulting firm. From 1990 to 1995, Mr. Roberts was a commissioner of the Securities and Exchange Commission, and, in this capacity, was actively involved in, has written about or has testified on, a wide range of subjects affecting the capital markets. We believe his experience at the Commission will provide us with necessary insight into the requirements and needs of an emerging public company like ours. Since leaving the Commission, Mr. Roberts has been a frequent media commentator and writer on various securities public policy issues and has assisted the Governments of Romania and Ukraine in the development of a securities market. Mr. Roberts is currently a director of CAH. He was a director of Nyfix, Inc. from September 2005 to December 2009, Endeavor Acquisition Corp. from July 2005 to December 2007, a director of Victory Acquisition Corp. from January 2007 to April 2009 and a director of Triplecrown Acquisition Corp. from June 2007 to October 2009. From 1987 to 1990, he was the chief of staff for Senator Richard Shelby. He is a member of the Alabama Bar and the District of Columbia Bar. Mr. Roberts is a member of the Advisory Board of Securities Regulation & Law Reports, of the Advisory Board of the International Journal of Disclosure and Governance, and of the Editorial Board of the Municipal Finance Journal. Mr. Roberts also previously served as a member of the District 10 Regional Consultative Committee of the Financial Industry Regulatory Authority, the Market Regulation Advisory Board of the FINRA, and the Legal Advisory Board of the FINRA. Mr. Roberts received a B.E.E. from Auburn University in 1973, a J.D. from the University of Alabama School of Law in 1976, and a Master of Laws from the George Washington University Law Center in 1981.

Randell ("Randy") K. Ford, 62 years old, has worked in the oil and gas industry for over 40 years. Mr. Ford has been the President of R. K. Ford and Associates, Inc. since 1993. R. K. Ford & Associates, Inc. is a consulting firm, based in the Permian Basin (Midland, TX), that specializes in drilling, engineering and completion of oil and gas wells. Mr. Ford's oil and gas drilling specialties include under-balanced drilling, air drilling, short radius horizontal drilling, high angle directional drilling, deep well drilling and high pressure reservoir drilling. Mr. Ford started as a roughneck in 1967 and worked his way through all positions on the drilling rigs until 1989 when he became the Divisional Drilling Engineer for Grace Drilling Company, working in that capacity until 1993. Currently, Mr. Ford is a partner in Western Drilling, which currently owns 5 drilling rigs in the Permian Basin. While serving as President, Division Drilling Engineer, Principal and various other oilfield service positions, Mr. Ford has drilled, managed, consulted or invested in over 4,000 wells located domestically in Alaska, Arkansas, Colorado, Florida, Kansas, Louisiana, Mississippi, Nevada, New Mexico, North Dakota, Oklahoma, Ohio, Pennsylvania, South Dakota, Texas, Utah, West Virginia and Wyoming and internationally in Colombia, Costa Rica, Guatemala, Iraq, Libya, Mexico, Peru, Romania, Russia, Saudi Arabia, Turkey and Venezuela.

Advisors

The following advisors are assisting the Company with its operations and providing their expertise on various oil and gas matters:

Brad Carter has over 33 years of experience in the oil and gas industry. Mr. Carter's specialties include negotiating oil and gas transactions; evaluation of oil and gas properties; and preparing contracts, deeds and assignments for acquisitions. Mr. Carter has performed Landman duties from 1983 to current. Before his landman services and duties, Mr. Carter had previous experience in the engineering, designing and sales of PDC and natural diamond drill bits as well as geological coring services with the Reed Tool Company's Diamond Division, Rocky Mountain and West Texas Divisions (1981-1983); District Salesman for fracturing, acidizing and cementing services with The Western Company of North America, Williston Basin, North Dakota (1980-1981); and in Dresser Magcobar's Drilling Fluids Engineering Program (1979-80). Mr. Carter began his oil and gas career in the production department (Midland Division) with Texaco, Inc. (1977-1979). Mr. Carter earned a Master of Science in Earth Science with an emphasis in Petroleum Geology from Texas A&M University-Commerce. Mr. Carter's thesis was entitled "The Economic Viability of Gas Production from the Glen Rose (Upper Cretaceous) Formation in Fayette County, Texas." Additionally, Mr. Carter holds a Master of Education and Bachelor of Science from Sul Ross State University. While serving as an independent landman, engineer, production employee and Principal, Mr. Carter has managed, consulted or invested in over 1,000 wells located in Kansas, New Mexico and Texas.

Courtney ("Court") W. Adkins, P.E. is an operations manager for drilling and completions with 28 years of oilfield experience. Mr. Adkins has been a Professional Engineer registered in the State of Texas since 1994 and worked in the oilfield since 1983. During his 28 years of experience working as an engineer and field operations supervisor, Mr. Adkins worked for Hunt Oil Company, Weatherford International, Baker Oil Tools and several other onshore and offshore companies. Mr. Adkins has worked in South Texas, Permian Basin, Gulf of Mexico and the South China Sea. Mr. Adkins is experienced in horizontal, air and underbalanced drilling; on jack-up, semi-submersible, self-contained platform and land rig types; and with hydraulics analyses, drill-string design, torque an drag analyses and mill designs. Mr. Adkins currently works for R.K. Ford & Associates, Inc. and focuses on the Permian Basin as a Drilling and Completion Engineer. Mr. Adkins graduated from Texas A&M University with a Bachelor of Science in Petroleum Engineering. Mr. Adkins has been registered in the State of Texas as a Professional Engineer since 1994. While serving as an engineer and field operations supervisor, Mr. Adkins has drilled, managed, consulted or invested in over 1,000 wells located in the Gulf of Mexico, South China Sea, New Mexico and Texas.

L. Doung Young is a drilling consultant and drilling consultant supervisor with 36 years of oilfield experience. Mr. Young began his career with Noble Drilling Corporation in 1975, where he worked for 17 years. At Noble Mr. Young started as a roughneck and worked his way to Drilling Superintendent. Mr. Young's career also includes positions at Emsco Drilling Corporation and Helmerich & Payne. Mr. Young joined R. K. Ford & Associates, Inc. in 1997 as a drilling consultant and currently supervises R.K. Ford & Associates, Inc.'s drilling consultants as the Drilling Consultant Supervisor. Mr. Young has been involved in a wide variety of areas, which include Texas, Oklahoma, New Mexico, Arkansas, Louisiana, Trinidad and Venezuela. Mr. Young has supervised high pressure, directional, horizontal and H2S wells from 2,000 to 26,000 feet. Mr. Young has completed multiple industry specific schools, which include Well Control and Blowout Schools, Texas A&M Fire Fighting School, Ross Hill SCR School and Drill Pipe and Collar Handling School. While serving as a Roughneck, Driller, Toolpusher, Drilling Superintendent and Drilling Consultant, Mr. Young has drilled, managed, consulted or invested in over 800 wells located in Arkansas, Louisiana, New Mexico, Oklahoma, Texas, Trinidad and Venezuela.

Earl M. Sebring is an exploration geologist with 35 years of experience. Mr. Sebring began his career at City Service Oil Company in 1976 where his responsibilities included ascertaining petroleum commercial prospectivity in frontier basins around the world through the use of core, log, geochemical, and out crop data. In 1982, Mr. Sebring became an exploration geologist for Wagner and Brown and soon became Exploration Manager. As Exploration Manager, Mr. Sebring was responsible for handling all foreign and domestic exploration and production efforts. This included directing exploration efforts, staffing those efforts as required, and securing outside industry funding for all exploration plays in their entirety (land, seismic, and drilling). Mr. Sebring has been involved in areas such as, the Permian Basin, Gulf Coast, Oklahoma, Southern France, Southern United Kingdom, Argentina, Columbia, Kodiak Shelf, Philippines, Southern Australia, and Athabasca Tar Sands. Mr. Sebring graduated from the University of Texas in 1976, where he received a Bachelor's Degree in Geology. While serving as Geologist and Exploration Manager, Mr. Sebring has drilled, managed, consulted or invested in over 1,000 wells located in Argentina, Colombia, Australia, France, Kodiak Shelf of Alaska, Louisiana, New Mexico, Oklahoma, Philippines, Texas and the United Kingdom.

Dick Jackson worked as an oilfield roustabout on weekends and during the summers beginning at the age of 15. He joined the Marine Corps at age 17, was wounded in Vietnam, and returned to the oilfields working as a roughneck in Oklahoma and Kansas, and as a shooter on a dynamite seismic crew in Wyoming and Utah. He returned to school on the GI bill, studying geology at Texas A&I University in Kingsville, Texas where he received his BS in Geology in 1977. He continued his education at Idaho State University in Pocatello, Idaho, where he earned an MS degree in Geology in 1979. He began working the Mississippi salt dome basin and the shallow Wilcox trend of southern Louisiana as an exploration geologist for Gulf Oil out of Houston, Texas in June of 1979, and was later transferred to Casper, Wyoming, where he worked the Williston Basin. In 1982, Dick accepted a position as a senior exploration geologist with Tenneco Oil to develop Red River prospects in the Williston Basin. Working in concert with a geophysicist, Dick developed and drilled the first successful Red River "D" zone discovery in North Dakota. In 1984 Dick accepted a position with Texas Oil and Gas in Wichita, Kansas. He drilled several successful wells for the company in the Pennsylvanian and Mississippian sections, before recognizing the opportunity that Kansas offered to become an independent geologist. He left TXO in late 1985, and spent the next 15 years as an independent geologist, developing and drilling prospects, and setting wells in Kansas, Oklahoma, and Texas. In 2000 Dick began working as a consultant to Enerstar Resources in Carlsbad, New Mexico, where he worked exclusively in the Delaware Basin of New Mexico. During his time there he developed and drilled successful wildcats in the Wolfcamp, Bonesprings, Atoka, and Morrow formations. In 2007, Dick achieved a career long dream when he bought an older cable tool rig and became a Kansas operator, drilling shallow prospects in Eastern Kansas. In his 30 years working primarily in exploration, Dick has developed and drilled successful wildcats in North Dakota, Kansas, Oklahoma, Texas, and New Mexico. He joined Red Mountain Resources as a consulting geologist in October of 2011. While serving as a Roustabout, Roughneck, Seismic Shooter, Geologist and Principal, Mr. Jackson has drilled, managed, consulted or invested in over 150 wells located in Alabama, Kansas, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma and Texas.

Conflicts of Interest - General

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. For instance, Alan W. Barksdale, our President, Chief Executive Officer and Interim Chief Financial Officer and Director, is also the Manager of StoneStreet Operating, which has historically operated the majority of our assets. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporate opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, the Company may suffer from lack of full time attention to the business of the Company.

Conflicts of Interest - Corporate Opportunities

Presently, no requirement contained in our Articles of Incorporation, Bylaws which require officers and directors of our Company to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

The following table sets forth certain information concerning compensation of the President and our most highly compensated executive officers for the fiscal year ended January 31, 2011 the ("Named Executive Officers"):

SUMMARY EXECUTIVES COMPENSATION TABLE

The following table sets forth certain information regarding executive compensation prior to the Black Rock merger.

This table is for the fiscal years ended January 31, 2011 and 2010.


                                                                                      Non-qualified
                                                                        Non-equity      deferred
                                                Stock      Option     incentive plan   compensation     All other
                            Salary    Bonus     awards     awards      compensation     earnings      compensation   Total
Name & Position      Year    ($)       ($)       ($)        ($)           ($)             ($)             ($)         ($)
---------------      ----   ------    -----     ------     ------     --------------  -------------   ------------   -----

Lisa Lamson,
former President,    2010   $   0       0         0          0             0               0               0          $  0
CEO, Secretary/
Treasurer            2011   $   0       0         0          0             0               0               0          $  0


On February 2, 2011, Ms. Lamson resigned as an officer and director of the Company. The table below shows the compensation of the Company's officers during the three months ended April 30, 2011.


                                                                        Non-equity     Non-qualified
                                                                        incentive      deferred
                                                  Stock        Option   plan           compensation      All other
                              Salary     Bonus    awards       awards   compensation   earnings          compensation   Total
Name & Position      Year      ($)        ($)      ($)          ($)        ($)            ($)               ($)          ($)
---------------      ------   ------     -----    ------       ------   ------------   --------------    ------------   -----

                     Three
Kenneth J. Koock,    Months
Former President     Ended
CEO, & Interim       April     $  0        0      $4,000         0          0              0                 0          $4,000
Acting CFO (1)       30, 2011

Lynden B. Rose       Three     $  0        0      $4,000         0          0              0                 0          $4,000
Corporate            Months
Secretary (2)        Ended
                     April
                     30, 2011

Paul Vassilakos,     Three     $  0        0      $4,000         0          0              0                 0          $4,000
former President,    Months
CEO, Interim         Ended
Acting CFO (3)       April
                     30, 2011

Alan Barksdale,      Three     $  0        0           0         0          0              0                 0               0
President and        Months
CEO(4)               Ended
                     April
                     30, 2011

(1) Mr. Koock was appointed a director of the Company on February 2, 2011 and as an officer of the Company on March 15, 2011. Mr. Koock resigned as an officer and director of the Company on June 22, 2011 In February 2011, he was issued 50,000 shares of restricted common stock for his services as a director. The shares are valued at $0.08 per share based on the market value of the common stock at the time of issuance. (2) Mr. Lynden B. Rose was appointed a director of the Company on February 2, 2011 and as Corporate Secretary on March 31, 2011.
(3) Mr. Vassilakos resigned as an officer and director on March 15, 2011. In February 2011, he was issued 50,000 shares of restricted common stock for his services as a director. The shares are valued at $0.08 per share based on the market value of the common stock at the time of issuance.
(4) Mr. Barksdale was appointed as an officer and director on June 22, 2011.

No compensation was paid by Black Rock to its executive officers for the year ended May 31, 2011.

Alan Barksdale has an employment agreement with the Company. Under the agreement, Mr. Barksdale will serve as Chief Executive Officer, Secretary, and Interim Chief Financial Officer of the Company. He will also serve as President of RMR Operating, LLC and as President of Black Rock subject to the supervision of the Board of Directors of the Company. Under the agreement, Mr. Barksdale will receive a base salary of $25,000 per month. The agreement terminates on December 31, 2011. Pursuant to the employment agreement, Mr. Barksdale is entitled to receive an annual performance bonus based on performance objectives and parameters to be determined by the board. Mr. Barksdale is also entitled to receive an initial stock option grant in an amount to be determined by the board. Neither the performance objectives and parameters nor the size of the initial stock option grant have been determined yet but both must be so determined pursuant to the agreement by December 31, 2011. The agreement provides that if Mr. Barksdale is terminated by the Company without "Cause" or by Mr. Barksdale for "Good Reason" (as each term is defined in the agreement), he will be entitled to receive all accrued payments owed to him under the agreement through the date of termination plus a lump sum payment equal to three months of his base salary. Under the agreement, Mr. Barksdale is prohibited from disclosing confidential information about the Company and he has agreed not to compete with the Company during the term of his employment and for six months thereafter.

John T. Hanley also has an employment agreement with the Company. Under the agreement, Mr. Hanley will serve as the Company's Executive Vice President and Director of Finance. The agreement provides for Mr. Hanley to receive a base salary of $13,750 per month and expires on December 31, 2011. Pursuant to the employment agreement, Mr. Hanley is also eligible for annual discretionary bonus awards and equity grants as determined by the Company's board. The agreement provides that if Mr. Hanley is terminated by the Company without "Cause" or by Mr. Hanley for "Good Reason" (as each term is defined in the agreement), he will be entitled to receive all accrued payments owed to him under the agreement through the date of termination plus a lump sum payment equal to the lesser of three months of his base salary or the base salary for the remainder of the term. Under the agreement, Mr. Hanley is prohibited from disclosing confidential information about the Company and he has agreed not to compete with the Company during the term of his employment and for six months thereafter.

Mr. Folsom also has an employment agreement with the Company. Under the agreement, Mr. Folsom will serve as the Company's Executive Vice President and Director of Exploration and Production. The agreement provides for Mr. Folsom to receive a base salary of $20,000 per month (or $240,000 per year) and expires on December 31, 2016. Pursuant to the employment agreement, Mr. Folsom is entitled to receive an annual performance bonus based on performance objectives and parameters to be determined by the board. Mr. Folsom is also entitled to receive an initial stock option grant in an amount to be determined by the board. Neither the performance objectives and parameters nor the size of the initial stock option grant have been determined yet but both must be so determined pursuant to the agreement by December 31, 2011. Furthermore, regardless of whether the performance objectives and parameters are achieved, Mr. Folsom is guaranteed to receive an annual performance bonus of not less than $250,000. Pursuant to the employment agreement, Mr. Folsom is also eligible for annual discretionary bonus awards and equity grants as determined by the Company's board. The agreement provides that if Mr. Folsom is terminated by the Company without "Cause" or by Mr. Folsom for "Good Reason" (as each term is defined in the agreement), he will be entitled to receive all accrued payments owed to him under the agreement through the date of termination plus a lump sum payment equal to the lesser of three months of his base salary or the base salary for the remainder of the term. Under the agreement, Mr. Folsom is prohibited from disclosing confidential information about the Company.

"Cause" in each of the agreements generally relates to the conviction of the executive of any felony or a crime involving moral turpitude, the executive's willful and intentional failure or refusal to follow instructions of the board of directors, a material breach in the performance of the executive's obligations under the agreement and the violation of the executive of any of our policies. "Good Reason" in each of the agreements generally relates to a material reduction in the executive's salary or benefits or duties or responsibilities under the agreement or the relocation of his work location to a location more than 50 miles from his current location.

Director Compensation

During the fiscal year ended January 31, 2011 and the period of January 19, 2010 (inception) through January 31, 2010, Ms. Lamson our then sole officer and director, did not receive any compensation for her services as a director during that time. Ms. Lamson resigned as an officer and director on February 2, 2011.

The following table sets forth certain information concerning compensation paid to our directors for services as directors during the period of February 1, 2011 through June 10, 2011, including any compensation for services as officers reported in the "Summary Executives Compensation Table."



                        Fees                                                 Non-qualified
                        earned                                Non-equity      deferred
                        or paid     Stock         Option    incentive plan   compensation        All other
Name            Year    in cash     awards        awards     compensation      earnings         compensation     Total
                (1)      ($)         ($)           ($)           ($)             ($)                ($)           ($)

Kenneth J.      2011       $-0-    $4,000 (2)      $-0-          $-0-            $-0-             $-0-          $4,000
Koock(3)
V. Ray          2011       $-0-    $4,000 (2)      $-0-          $-0-           $-0-              $-0-          $4,000

Lynden B.       2011       $-0-    $4,000 (2)      $-0-          $-0-           $-0-              $-0-          $4,000
Rose

Alan
Barksdale       2011       $-0-       $-0-         $-0-          $-0-           $-0-              $-0-(4)       $4,000


(1)   All directors were appointed on February 2, 2011.

(2) The Board authorized the issuance of 50,000 shares of the Company's Common Stock to each director in consideration of their services in 2011. Such shares were valued at $0.08 per share based on the market value of the common stock at the time of issuance.

(3)   Resigned as a director on June 22, 2011.

(4) Mr. Barksdale was appointed as an officer and director on June 22, 2011. Does not include 18,000,000 shares issued to Alan Barksdale in exchange for his ownership in Black Rock.

The term of office for each Director is one (1) year, or until his/her successor is elected at the Company's annual meeting and qualified. The term of office for each Officer of the Company is at the pleasure of the Board of Directors.

The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm's length.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

Certain Transactions

On June 22, 2011, as part of the acquisition of Black Rock, SSG, of which Mr. Alan Barksdale, the Chief Executive Officer and a director of the Company, is the sole shareholder, was issued 27,000,000 shares of the Company's restricted common stock, of which SSG assigned 9,000,000 shares, leaving it with 18,000,000 shares. On June 22, 2011, Mr. Barksdale and SSG entered into a lock-up agreement with the Company regarding the availability of the 18,000,000 shares for sale. Per the lock-up agreement, 3,000,000 shares were to be released on June 21, 2012 and the remaining 15,000,000 on December 21, 2012. On September 12, 2011, SSG assigned 7,000,000 shares subject to the lock-up agreement to several third parties after receiving the consent from the Company to release it from the lockup restrictions with respect to such shares, leaving it with 11,000,000 shares. As a result, the lock-up agreement now covers 11,000,000 shares, of which 3,000,000 shares may not be sold until June 21, 2012 and 8,000,000 shares may not be sold until December 21, 2012. In connection with the assignment, the transferees agreed to have cancelled an aggregate of 100,000 shares in exchange for the Company releasing the shares from the lockup restrictions.

Alan W. Barksdale, our President, Chief Executive Officer and Interim Chief Financial Officer and Director, is also the Manager of Stone Street Operating, which has historically operated the majority of our assets.

Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
Year

As a result of the Black Rock merger, the Company has changed its fiscal year end to May 31.

Item 5.06 Change in Shell Company Status

The Company is no longer a shell company due to the completion of the acquisition of Black Rock. Black Rock holds oil and gas properties and has recognized revenue from such properties.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Disclosure of oil and gas operations

For the following tables and other disclosures in regards to the Company's oil and gas reserves, production and sales and well data, the Company has one geographic area - the Unites States.

The following information regards properties acquired by Black Rock Capital, LLC during the year ended May 31, 2011.

The following table shows our proved reserves as of May 31, 2011:

                                     Natural
                                       Oil          Gas
                                     (Mbbls)       (mmcf)

Developed                             1.518       5,548.982
Undeveloped                         842,827       4,900.668
                                    -------      ----------
Total Proved reserves               844.345      10,449.650

The reserve estimates for the Frost Bank, Resendez and La Duquesa and Villarreal properties were derived from a report prepared by Forrest A. Garb and Associates, LLC on September 19, 2011 from information provided by Black Rock and overseen directly by Alan Barksdale. Forrest A. Garb and Associates, LLC is a member of the American Association of Petroleum Geologists, Dallas Geological Society, Houston Geological Society, Society of Exploration Geophysicists, Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers

The reserve estimates for the Madera property were derived from a report prepared by Robert Lee on August 9, 2011 from information provided by Black Rock and overseen directly by Alan Barksdale. Robert Lee is the principal of Lee Engineering, Inc. is a member of the Society of Petroleum Engineers and is a registered Petroleum Engineer in the state of Texas.

Our primary addition to proved undeveloped reserves occurred on the Villarreal field in the nine months ended February 28, 2011. We expect to incur approximately $1.46 million in the following two fiscal years in order to develop those unproved reserves.

Net Drilling Activity for the Year Ended May 31, 2011

         Exploratory wells                   0.13
         Development wells                   0.27
         Dry wells                              -
                  Total                      0.40

There were no wells in process of drilling as of May 31, 2011.

Gross and net productive wells as of May 31, 2011 were 21 and 4.75, respectively. Gross and net acreage was as follows as of May 31, 2011:

                                    Gross              Net
         Developed                 4,663.68          1,860.52
         Undeveloped               1,856.40            679.46
                                   --------          --------
                  Total            6,520.08          2,539.98

Production

      The following table summarizes average volumes and realized prices of oil sold from our properties and our production costs per MCF of gas, which do not include the Madera assets.

                                                       For the Year Ended
                                                           May 31, 2011

Net gas sales (MCF)                                           900,332
Average realized gas sales price per MCF                        $4.12
Production costs per MCF:
   Production taxes                                             $0.18
   Lease operating expenses                                     $0.18

                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

      Black Rock Capital, Inc., Financial Statements and Independent Auditors' Report as of May 31, 2011

      Properties Acquired from MSB Energy, Inc. on June 1, 2010 and October 1, 2011, May 31, 2010 Financial Statements

      (b) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit
Number      Description

3.1         Articles of Organization of Black Rock Capital, LLC***

3.2         Articles of Conversion from LLC to Inc.

3.3         Articles of Incorporation of Black Rock Capital, Inc.

3.4         Bylaws of Black Rock Capital, Inc.

10.1        Acquisition and Share Purchase Agreement*

10.2        Plan of Reorganization and Share Exchange Agreement*

10.4 Amendment to Plan of Reorganization and Share Exchange Agreement Dated June 17, 2011 By and Between Red Mountain Resources, Inc. and Black Rock Capital, LLC and Black Rock Capital Shareholders**

10.5 Amendment #3 to Plan of Reorganization and Share Exchange Agreement Dated June 17, 2011 By and Between Red Mountain Resources, Inc. and Black Rock Capital, LLC and Black Rock Capital Shareholders**

10.6        Securities Purchase Agreement for Cross Border Resources, Inc.***

10.7        Bank of Lonoke Purchase Agreement

10.8        Alan Barksdale Employment Agreement***

10.9        Lockup Agreement

10.10       John T. Hanley Employment Agreement (incorporated by reference to
            Exhibit 10.1 filed with Red Mountain's Current Report on Form 8-K filed with the SEC on August 9, 2011).

10.11       Tommy W. Folsom Employment Agreement (incorporated by reference to
            Exhibit 10.1 filed with Red Mountain's Current Report on Form 8-K filed with the SEC on September 29, 2011).

10.12       Operating Agreement of RMR Operating, LLC.****

10.13 Convertible Promissory Note issued to Michael Garnick (incorporated by reference to Exhibit 10.1 filed with Red Mountain's Current Report on Form 8-K filed with the SEC on October 26, 2011).

10.14 Forms of Securities Purchase Agreements for additional shares of Cross Border Resources, Inc.

10.15       Senior Secured Promissory Note.****

10.16       Promissory Note for SST Advisors, Inc.

10.17       Promissory Note for Personalvorsorge der Autogrill Schweiz AG.

10.18       Promissory Note for Michael Garnick.

10.19       Promissory Note for Hohenplan Privatstiftung.

10.20 Stock Pledge Agreement between the Company and Hyman Belzberg, William Belzberg and Caddo Management, Inc.

10.21       First State Bank of Lonoke Commercial Loan Agreement (Line of
            Credit).

* Previously filed on Form 8-K on March 31, 2011

** Previously filed on Form 8-K on June 23, 2011

*** Previously filed on Form 8-K on June 28, 2011

**** Previously filed on Form 8-K on November 18, 2011

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)


                          INDEX TO FINANCIAL STATEMENTS


                                                                    Page
                                                              --------------

Report of Independent Registered Public Accounting Firm                  F-2

Balance Sheet                                                            F-3

Statement of Operations                                                  F-4

Statement of Changes in Members' Equity                                  F-5

Statement of Cash Flows                                                  F-6

Notes to Financial Statements                                            F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder
Black Rock Capital, Inc.

We have audited the accompanying balance sheets of Black Rock Capital, Inc.(formerly Black Rock Capital, LLC) as of May 31, 2011, and the related statements of operations, members' equity and comprehensive income, and cash flows for the year then ended. Black Rock Capital, LLC's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Rock Capital, Inc. as of May 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company changed the manner in which it accounts for its oil and gas operations retrospectively effective as of June 1, 2010.

L J Soldinger Associates LLC

Deer Park, Illinois

September 22, 2011 (except with respect to our opinion on the financial statements insofar as it relates to the effects of the changes in accounting for oil and gas operations discussed in Notes 2 and 3, as to which the date is October 21, 2011)

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                                  Balance Sheet
                                  May 31, 2011

                                     ASSETS

 Current assets
 Cash and cash equivalents                                               120,860
 Accounts receivable - trade                                             536,190
 Other current assets                                                      5,001
                                                                    ------------

 Total current assets                                                    662,051
                                                                    ------------

 Proved oil and gas properties                                         9,292,797
Unproved property                                                       239,393
Less: Accumulated depletion                                            (716,655)
                                                                   ------------
Oil and gas properties, net of accumulated depletion                  8,815,535
                                                                   ------------

Investment in Cross Border Resources, Inc.                            6,042,869
Due from related party                                                   25,090
Other assets                                                             10,805
                                                                   ------------
Total investment and other assets                                     6,078,764
                                                                   ------------
Total assets                                                         15,556,350
                                                                   ============

                         LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable                                                        487,558
Accounts payable - related party                                          3,079
Accrued expenses                                                        126,874
Stock issuance liability                                                600,000
Line of credit                                                        2,003,594
Notes payable                                                         2,052,857
Notes payable - Red Mountain Resources, Inc.                          5,750,000
                                                                   ------------
              Total current liabilities                              11,023,962
                                                                   ------------
Asset retirement obligation                                             239,536
                                                                   ------------

Total liabilities                                                    11,263,498

Members' equity                                                       4,292,852
                                                                   ------------
Total liabilities and members' equity                              $ 15,556,350
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                             Statement of Operations
                             Year Ended May 31, 2011

Revenues
Oil and gas sales                                                  $  3,711,815
                                                                   ------------

Operating expenses

Production taxes                                                        160,634
Leasehold operating expenses                                            165,180
Gas transportation and marketing charge                                 236,476
Depletion                                                               716,655
General and administrative                                              293,392
                                                                   ------------
Total operating expenses                                              1,572,337
                                                                   ------------
Operating income                                                      2,139,478
                                                                   ------------
Other income (expense)

Interest income                                                              91
Interest expense                                                       (236,657)
                                                                   ------------
Total other income (expense)                                           (236,566)
                                                                   ------------
Net income                                                         $  1,902,912
                                                                   ============
Pro forma information (unaudited)
Net income                                                         $  1,902,912
Pro forma tax provision                                                (647,000)
                                                                   ------------
Pro forma net income                                               $  1,255,912
                                                                   ============
Pro forma basic and diluted earnings per share                     $       0.05
                                                                   ============
Pro forma basic and diluted weighted average
  common shares outstanding                                          27,000,000
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                     Statement of Changes in Members' Equity
                             Year Ended May 31, 2011


                                                                   Accumulated Other         Total
                                                   Members'          Comprehensive          Members'
                                                   Equity               Income              Equity
                                              -----------------    -----------------   -----------------
Members' equity, beginning of year            $             133    $              --   $             133
                                              -----------------    -----------------   -----------------
Net income                                            1,902,912                   --           1,902,912

Other Comprehensive income - unrealized
Gain on Cross Border Resources, Inc.
 investment                                                  --            2,838,608           2,838,608
                                                                                       -----------------
Comprehensive income                                                                           4,741,653

Distributions to member                                (448,801)                  --            (448,801)
                                              -----------------    -----------------   -----------------
Members' equity, end of year                  $       1,454,244    $       2,838,608   $       4,292,852
                                              =================    =================   =================


   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                            Statement of Cash Flows
                            Year Ended May 31, 2011

Cash flows from operating activities

Net income                                                    $       1,902,912
Adjustments to reconcile net income to cash used in operations

Depletion                                                               716,655
Non-cash interest expense related to asset retirement
  obligation                                                              9,319

Non-cash interest expense relating to notes payable                      42,857
Non-cash direct repayment of line of credit and note payable
  from proceeds of oil and gas sales paid directly to bank             (556,563)

Changes in assets and liabilities

Increase in accounts receivable                                        (536,190)
Increase in other assets                                                (40,896)
Increase in accounts payable                                             48,020
Increase in accounts payable - related party                              3,079
Increase in accrued expenses                                            126,874
                                                                    -----------
Net cash provided by operations                                       1,716,067
                                                                    -----------

Cash flows used in investing activities

Investment in developed oil and gas properties                         (400,184)
Investment in Cross Border Resources Inc.                            (3,204,261)
                                                                    -----------
Cash used in investing activities                                    (3,604,445)
                                                                    -----------
Cash flows provided by (used) in financing activities

Proceeds from notes payable and lines of credit                       2,693,892
Proceeds from notes payable - Red Mountain Resources, Inc.            1,240,913
Repayment of notes payable                                           (1,476,899)
Distribution to member                                                 (448,801)
                                                                    -----------
Cash provided by financing activities                                 2,009,105
                                                                    -----------
Increase in cash and cash equivalents                                   120,727

Cash and cash equivalents, at inception of operations                       133
                                                                    -----------
Cash and cash equivalents, end of period                            $   120,860
                                                                    ===========

Supplemental cash flow disclosures:


Non-cash investing and financial transactions:

Financing of acquisition of developed oil and gas properties        $ 8,462,251
Asset retirement obligation at inception included in oil and
  gas properties                                                        230,217
Debt discount recorded for stock issuable to note holders              (600,000)
Oil and gas properties included in accounts payable
                                                                        439,538
Cash paid for:

Interest expense                                                    $   178,606

   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

NOTE 1. DESCRIPTION OF BUSINESS

Black Rock Capital, LLC, an Arkansas limited liability company formed on October 28, 2005 and based in Little Rock, Arkansas. From inception through May 2010, Black Rock Capital, LLC had no operations. In June 2011, Black Rock Capital, LLC filed Articles of Conversion with the Secretary of State for the State of Arkansas to convert Black Rock Capital, LLC into a corporation. The conversion became effective July 1, 2011 and accordingly Black Rock Capital, LLC was converted to Black Rock Capital, Inc. As a result of the conversion, all the membership interest holders of Black Rock Capital, LLC became shareholders of Black Rock Capital, Inc. ("we," "us" or the "Company"). The Company has adopted a fiscal year end of May 31.

The Company is engaged in the business of investing in oil and gas producing properties in Duval and Zapata Counties in Texas and Lea County, in New Mexico. The Company is a passive investor and does not operate these properties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business

Change in Accounting Principle

The Company has voluntarily elected to adopt the "Successful Efforts Method of Accounting" for accounting of its oil & gas activities, retrospectively back to June 1, 2010. The change from the Full Cost Method to Successful Efforts Method is a change in accounting principle. This change in accounting principle is deemed to be material in reporting our financial statements and therefore the change is required to be retrospectively applied. The Company believes the Successful Efforts Method will more fairly reflect the true cost of its properties and reserves directly associated with those properties. Further, the Successful Efforts Method of Accounting is considered a preferred method of accounting for oil and gas properties.

Under successful efforts property acquisition costs, whether the property is proved or unproved, are capitalized as incurred. However all exploration costs, except the costs of exploratory wells, are charged to expense as they are incurred. Costs of exploratory wells are initially capitalized pending the outcome of the drilling operation. If the test well finds proved reserves the costs remain capitalized to be amortized when reserves are produced. If a test well is dry, the accumulated drilling costs are charged to exploration expense. Under the previous full cost method, all acquisition, exploration and development costs, including certain directly related employee costs incurred for the purpose of finding oil and gas, are capitalized and accumulated in pools.

Under successful efforts proved property costs are tested for impairment in the same manner that most long-lived assets are tested. Thus when events or circumstances indicate that an impairment of the carrying value of the asset may not be recoverable, the Company compares the carrying value of the asset to the undiscounted expected net future cash flows, then an impairment is recognized to the extent that the carrying value is in excess of the assets fair value. Under the full cost method, where proved reserves are established, capitalized costs were limited using the ceiling test. Under the ceiling test, if the capitalized cost of the full cost pool exceeds the ceiling limitation, the excess was charged as an impairment expense. Unit-of-production depletion was applied to capitalized costs of the full cost pool. Unit-of-production rates were based on the amount of proved reserves of oil, gas and other minerals that were estimated to be recoverable from existing facilities using current operating methods.

Under the successful efforts method, proved property costs are amortized on the unit of production basis over the remaining life of proved developed reserves or total proved reserves as applicable. Under the full cost method, proved property costs are amortized on the unit of production basis over the remaining life of total proved reserves.

The change resulted in a decrease in depletion expense and accumulated depletion of $260,619. There was no change in gross oil and gas properties between the two methods, because Black Rock Capital, LLC had incurred no geological costs, dry holes or impairment. The change increased income from operations by $260,619 as reported on the Statement of Operations and increased retained earnings by $260,619 as reported on the Balance Sheet and Statement of Changes in Members Equity. The change did not impact cash flows from operations, investing or financing activities.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

The impacts of the adjustments resulting from the retrospective application of our change in accounting policy for oil and gas operations are summarized below:

Balance Sheet May 31, 2011

                                         As previously       Recognized
                                            reported            Under
                                             under           New Method           Effect
                                           Full Cost         Successful             of
                                             Method            Efforts            Change
                                        ---------------    ---------------    ---------------
Total current assets                    $       662,051    $       662,051    $            --
                                        ---------------    ---------------    ---------------
Proved oil and gas properties                 9,532,190          9,292,797            239,393
Unproved properties                                  --            239,393           (239,393)
Less Accumulated depletion                     (977,274)          (716,655)           260,619
                                        ---------------    ---------------    ---------------

Oil and gas properties, net of
 accumulated depletion                        8,554,916          8,815,535            260,619
                                        ---------------    ---------------    ---------------
Total investments and other assets            6,078,764          6,078,764                 --
                                        ---------------    ---------------    ---------------

Total assets                            $    15,295,731    $    15,556,350    $       260,619
                                        ===============    ===============    ===============

Total current liabilities               $     9,020,368    $     9,020,368    $            --
Total long term liabilities                   2,243,130          2,243,130                 --
Member's equity                               4,032,233          4,292,852            260,619
                                        ---------------    ---------------    ---------------
Total liabilities and members' equity   $    15,295,731    $    15,556,350    $       260,619
                                        ===============    ===============    ===============

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Income Statement - Year Ended May 31, 2011

                                  As previously    Recognized
                                    reported         Under
                                      under        New Method        Effect
                                    Full Cost      Successful          of
                                     Method          Efforts         Change
                                  -------------   -------------   -------------
Revenue:
Oil and gas sales                 $   3,711,815   $   3,711,815   $          --
                                  -------------   -------------   -------------
Operating expenses

Production taxes                        160,634         160,634              --

Lease operating expenses                165,180         165,180              --

Gas transportation and
  marketing charge                      236,476         236,476              --

Depletion                               977,274         716,655        (260,619)

General and administrative              293,392         293,392              --
                                  -------------   -------------   -------------
Total operating expenses              1,832,956       1,572,337        (260,619)
                                  -------------   -------------   -------------
Operating income                      1,878,859       2,139,478         260,619

Total other (expense)                  (236,566)       (236,566)             --
                                  -------------   -------------   -------------
Net income                        $   1,642,293   $   1,902,912   $     260,619
                                  =============   =============   =============

Pro forma information

Net income                        $   1,642,293   $   1,902,912   $     260,619

Pro forma income tax provision         (560,000)       (647,000)        (87,000)
                                  -------------   -------------   -------------
Pro forma net income              $   1,082,293   $   1,255,912   $     173,619
                                  =============   =============   =============
Pro forma basis and diluted
  earnings per share              $        0.04   $        0.05   $        0.01
Pro forma basic and diluted
  weighted average common
  shares outstanding                 27,000,000      27,000,000              --
                                  =============   =============   =============

Statement of Changes in Members' Equity - Year Ended May 31, 2011

                                  As previously    Recognized
                                    reported         Under
                                      under        New Method        Effect
                                    Full Cost      Successful          of
                                     Method          Efforts         Change
                                  -------------   -------------   -------------
Members' equity                   $   1,193,625   $   1,454,244   $     260,619
Accumulated other
  comprehensive income                2,838,608       2,838,608               -
                                  -------------   -------------   -------------
Total members' equity             $   4,032,233   $   4,292,852       $ 260,649
                                  =============   =============   =============

Use of Estimates

The preparation of the Company's financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses and estimates related to the valuation of our investment in the Cross Border Resources, Inc. warrants. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

The Company's revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

At May 31, 2011 we estimated the value of the warrants related to our investment in the Cross Border Resources Inc units warrant using level 3 inputs. Future events or changes in the assumptions used to estimate the fair value of the warrants could significantly change its fair value.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than 90 days to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company generates accounts receivable from the sale of its hydrocarbons. The Company provides for a reserve against receivables for estimated losses that may result from a customer's inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon historical write-off percentages, known problem accounts, and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. As of May 31, 2011 there was no reserve established as all amounts were deemed collectible.

Investments

The Company carries its investments in equity securities at fair value, based on quoted market prices when available. Security transactions are recorded on a trade date basis. Realized gains and losses are determined by the specific identification method and are included in income. Unrealized gains and losses on securities available-for-sale are reported as a component of accumulated other comprehensive income.

Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date. Equity securities are classified as "available-for-sale." At May 31, 2011, the Company had no trading securities or investments in debt securities that it plans to hold to maturity.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for its oil and natural gas properties. The Company applies the provisions of the "Financial Accounting and Reporting by Oil and Gas Producing Companies" topic of the Financial Accounting Standards Board Accounting Standards Codification (the "FASC"). Under this method, all costs associated with productive and nonproductive development wells are capitalized. Exploration expenses, including geological and geophysical expenses and delay rentals, are charged to expense as incurred. Costs associated with drilling exploratory wells are initially capitalized pending determination of whether the well is economically productive or nonproductive.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

If an exploratory well does not find reserves or does not find reserves in a sufficient quantity as to make them economically producible, the previously capitalized costs would be expensed in the period in which the determination was made. If an exploratory well finds reserves but they cannot be classified as proved, the Company continues to capitalize the associated cost as long if the well has found a sufficient quantity of reserves to justify its completion as a producing well and the Company is making sufficient progress in assessing the reserves and the operating viability of the project. If subsequently it is determined that these conditions do not continue to exist, all previously capitalized costs associated with the exploratory well would be expensed in the period in which the determination was made. Re-drilling or directional drilling in a previously abandoned well is classified as development or exploratory based on whether it is in a proved or unproved reservoir. Costs for repairs and maintenance to sustain or increase production from the existing producing reservoir are charged to expense as incurred. Costs to recomplete a well in a different unproved reservoir are capitalized pending determination that economic reserves have been added. If the recompletion is unsuccessful, the costs would be charged to expense.

Significant tangible equipment added or replaced that extends the useful or productive life of the property is capitalized. Costs to construct facilities or increase the productive capacity from existing reservoirs are capitalized. Capitalized costs are amortized on a unit-of-production basis over the remaining life of proved developed reserves or total proved reserves, as applicable.

The costs of retired, sold, or abandoned properties that constitute part of an amortization base are charged or credited, net of proceeds received, to accumulated depletion, depreciation and amortization ("DD&A").

The Company applies the provisions of the "Accounting for the Impairment or Disposal of Long-Lived Assets" topic of the FASC, which requires us to assess the need for an impairment of long-lived assets to be held and used, including proved oil and natural gas properties, whenever events and circumstances indicate that the carrying value of the asset may not be recoverable. If impairment is indicated based on a comparison of the asset's carrying value to its undiscounted expected future net cash flows, then an impairment charge is recognized to the extent the asset's carrying value exceeds its fair value. Expected future net cash flows are based on existing proved reserves (and appropriately risk-adjusted probable reserves), forecasted production information, and management's outlook of future commodity prices. Any impairment charge incurred is expensed and reduces the net basis in the asset. Management aggregates proved property for impairment testing the same way as for calculating DD&A. The price assumptions used to calculate undiscounted cash flows is based on judgment.

Unproved properties are assessed for impairment on a property-by-property basis for individually significant balances and on an aggregate basis for individually insignificant balances. If the assessment indicates impairment, a loss is recognized by providing a valuation allowance at the level at which impairment was assessed. The impairment assessment is affected by economic factors such as the results of exploration activities, commodity price outlooks, remaining lease terms, and potential shifts in business strategy employed by management. In the case of individually insignificant balances, the amount of the impairment loss recognized is determined by amortizing the portion of these properties' costs which the Company believes will not be transferred to proved properties over the remaining life of the lease.

Other Property and Equipment

Other property and equipment is carried at cost. Depreciation is expensed on a straight-line basis over estimated useful lives, which range from three to seven years. Gains or losses from the disposal of other property and equipment are recognized in the period realized.

As of May 31, 2011 and for the period then ended, the Company operated only in the United States and had only proved property.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. Federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of May 31, 2011, the Company has not taken any uncertain tax positions.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax.

Based on this, the Company has not recorded any current or deferred income taxes for the period ended May 31, 2011.

Pro Forma Financial Information

As discussed in Note 1, Black Rock Capital, LLC was originally organized in the form of a Limited Liability Company. Immediately prior to closing of the Merger (see Note 8), its capital structure was changed to that of a corporation. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Black Rock Capital, LLC members. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma information on the face of the income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the commencement of operations on June 1, 2010 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax liability for earnings during the period presented and having the common shares outstanding that were given as consideration for the merger.

Asset Retirement Obligations

The Company applies the provisions of the "Accounting for Asset Retirement Obligation" topic of the FASC, which requires it to recognize the fair value of a liability for an asset retirement obligation in the period in which the liability is incurred. For oil and natural gas properties, this is the period in which the property is acquired or a new well is drilled. An amount equal to and offsetting the liability is capitalized as part of the carrying amount of the Company's oil and natural gas properties. The liability is recorded at its discounted risk adjusted fair value and then accreted each period until it is settled or the asset is sold, at which time the liability is reversed. Estimates are based on historical experience in plugging and abandoning wells and estimated remaining field life based on reserve estimates. Please read "Note 5. Asset Retirement Obligations" for additional information.

The significant assumptions used to develop the expected liability during the period are as follows:

Average gross cost to remediate individual well sites       $75,000 - 100,000
Average gross salvage value expected from individual well
  sites remediated                                          $ 15,000 - 25,000
Expected inflation rate for oil field service costs                4.50%
Credit adjusted risk-free interest rate                            7.25%


Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance at inception                              $              --
Liabilities incurred                                                  230,217
Liabilities settled                                                        --
Accretion expense                                                       9,319
                                                            -----------------
Balance at May 31, 2011                                     $         239,536
                                                            =================

Accretion expense is recorded as interest expense in the financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Concentrations

Upon acquisition of its oil and gas field interests, the Company also became party to joint operating agreements ("JOA's") that define the rights and responsibilities between the third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain well production, commence and complete drilling operations and also to maintain undeveloped acreage. The Company is thus dependent upon the third party operator to remit payment for its share of the proceeds from the sale of hydrocarbons produced, and to adequately maintain and develop the individual fields. As of May 31, 2011, one operator, ConocoPhillips, Inc., controlled approximately 95% of the Company's revenues and approximately 79% of direct operating expenses.

Concentrations of Market Risk

The future results of the Company's oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

The Company operates in the exploration, development and production sector of the oil and gas industry. The Company's receivables include amounts due from purchasers of its oil and natural gas production and amounts due from joint venture partners for their respective portions of operating expenses and exploration and development costs. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil or natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company's results of operations over the long-term. Trade receivables are generally not collateralized.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ("exit price"). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

                    Fair Value         Level 1         Level 2          Level 3
                    ----------         -------         -------          -------
Investment in
  Cross Border       6,042,869        4,806,369              -        1,236,500
Resources, Inc.
Asset retirement
  obligation           239,539               --              --         239,536

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

      Changes in level 3 Assets and Liabilities Measured at Fair Value on a
                 Recurring Basis for the Year Ended May 31, 2011

                                                                     Asset
                                                Investment in      Retirement
                                                 Cross Border      Obligation
                                               ---------------   ---------------
Beginning balance at inception                 $            --   $            --

Acquisition cost                                       337,819                --

Liability incurred                                          --           230,217

Realized and unrealized gains or (loss)
Charged to interest expense                                 --             9,319
Charged to Other Comprehensive Income                  898,681                --
                                               ---------------   ---------------
Balance at May 31, 2011                        $     1,236,500   $       239,536
                                               ===============   ===============

Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, receivables, payables, and a notes payable and line of credit. The carrying amounts of cash and cash equivalents, receivables, payables and short-term debt approximate fair value due to the highly liquid or short-term nature of these instruments. The Company does not have any instruments that are measured at fair value on a recurring basis.

Recent Accounting Pronouncements

Reserve Estimation

In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC's final rule, Modernization of the Oil and Gas Reporting Requirements (the "Final Rule"). The Final Rule was issued on December 31, 2008. The Final Rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate the relative value of oil and natural gas companies.

In January 2010, the FASB issued ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements" ("ASU 2010-06"). ASU 2010-06 includes new disclosure requirements related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales, issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company's financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

In December 2010, the FASB issued an accounting standard update 2010-29 that addresses the disclosure of supplementary pro forma information for business combinations. This update clarifies that when public entities are required to disclose pro forma information for business combinations that occurred in the current reporting period, the pro forma information should be presented as if the business combination occurred as of the beginning of the previous fiscal year when comparative financial statements are presented. This update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company expects the adoption of this standard will not have a material effect on its results of operation or its financial position.

Subsequent Change in Accounting Policy

Post-merger, the company will retroactively adopt as of June 1, 2011 the successful efforts method of accounting for accounting for its oil and gas properties and interests. The successful efforts method of accounting adheres to traditional cost basis. Property acquisition costs, whether the property is proved or unproved is capitalized as incurred. For other costs incurred under this method, a direct relationship between the costs incurred and specific reserves discovered is required before costs are permitted to be capitalized. Under the successful efforts method, costs that cannot be directly related to discovery of specific oil and gas reserves are expensed. The use of successful efforts method is preferred, but not required by US GAAP.

NOTE 3. OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of May 31, 2011:

Proved   properties                                      $       9,292,797
Unproved properties                                                239,393
                                                         -----------------
                                                         $       9,532,190
Accumulated depletion                                             (716,655)
                                                         -----------------
                                                         $       8,815,535
                                                         =================

In May 2010, the Company entered into an agreement to purchase two separate oil and gas fields out of the bankruptcy estate of MSB Energy, Inc. and which became effective as of June 1, 2010. Those fields are located in Zapata County and Duval County, Texas. In October 2010, the Company entered into an agreement to purchase two separate oil and gas fields located in Zapata County, Texas, also out of the bankruptcy estate of MSB Energy, Inc., which became effective on October 1, 2010.

In March, 2011, the Company entered into an agreement to acquire two oil and gas leases located in Lea County, New Mexico which became effective on May 31, 2011.

Villareal - Zapata County, Texas
This field consists of approximately 1,099.78 gross acres (154.01 acres net to the working interest). The purchase price of this property was approximately $3,100,000, and included a prepaid drilling credit from the well operator of approximately $680,000. At acquisition, there were eight producing wells on this property. The Company acquired the approximate 13.942% working interest and 10.46% net revenue interest in seven of the producing wells and remaining leasehold. The Company also acquired approximately 15.65% working interest and 11.74% net revenue interest in one producing well. During the period ended May 31, 2011 the Company elected to participate in all of the drilling operations commenced by the operator of the property, ConocoPhillips. Those drilling operations included capital expenditures on three wells plus drilling three new wells. Total development costs incurred by the Company during the period ended May 31 2011, which includes usage of the prepaid drilling costs acquired for these wells, were approximately $1,635,000.

During the period ended May 31, 2011, one development well was drilled to a deeper zone on an exploratory basis. The Costs incurred by the Company were approximately $239,000. The deeper horizon showed the presence of hydrocarbons, however as of May 31, 2011 and the date of these financial statements, the Company is unable to determine if sufficient proved reserves exist. The Company plans future expenditures in the near future to more fully explore this new horizon, however the exact timing of such work is dependent upon the operator.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Capitalized exploratory well costs for the fiscal year ending May 31, 2011, are as follows:

Beginning balance at June 1                                       $         -
Additions to capitalized exploratory well costs pending the
determination of proved reserves                                      239,393
Reclassifications to wells, facilities, and equipment based on
the determination of proved reserves                                        -
Capitalized exploratory well costs charged to expense                       -
                                                                 -------------
Ending balance at May 31                                          $   239,393
                                                                 =============

Frost Bank - Duval County, Texas
This field consists of approximately 998.3 gross acres (319 acres net to the working interest). The purchase price of this property was approximately $200,000. At acquisition there were five producing wells. The Company acquired an approximate 31.968% working and 23.976% net revenue interest in the well production. No drilling activity occurred during the period ended May 31, 2011.

Resendez and LaDuquesa - Zapata County, Texas
These fields consist of approximately 2,496 gross acres (914 acres net to the working interests). The purchase price of this property was approximately $36,000. At acquisition there were two producing and two shut in wells. The Company acquired an approximate 23.125% and 50.007% working interest in Resendez and LaDuquesa, respectively, and 17.34% and 37.56% net revenue interest in the well production for Resendez and LaDuquesa, respectively. No drilling activity occurred during the period ended May 31, 2011.

Madera Prospect - Lea County, New Mexico
These fields consist of approximately 1,926 gross acres (1,153 net to the working interests). The purchase price of this property was approximately $4,774,000, including approximately $27,000 in acquisition related costs. At acquisition, the two leases comprise two producing wells and one shut in well. The Company acquired a 100% working interest and a net 75% net revenue interest in one producing well , a 55.50% working interest and a 41.62% net revenue interest in the second producing well and a 41.38% working interest and a 31.04% net revenue interest in the shut in well. On April 29, 2011 the Company issued a promissory note to Red Mountain Resources, Inc. in return for borrowing approximately $4,900,000 to close this lease acquisition. The promissory note was due and payable in full on May 31, 2011 and the note was subsequently extended to June 22, 2011, the date of the merger with Red Mountain Resources, Inc. The note is secured by a mortgage on all of the assets in the purchase agreement.

The Company recorded $977,274 for depletion expense for the year ended May 31, 2011.

NOTE 4. INVESTMENT IN CROSS BORDER RESOURCES, INC.

On May 23, 2011, the Company entered into a securities purchase agreement with Cross Border Resources, Inc. ("Cross Border") that granted the Company the right to purchase 2,136,164 units in an offering by Cross Border. Each unit included 1 share of the common stock of Cross Border and one warrant to acquire an additional share of Cross Border. The purchase price of the unit offering was $3,204,261. The warrants have an exercise price of $2.25 per share. The warrants are for a five year term and become exercisable on the six month anniversary of the issuance date. As of May 31, 2011, the fair value of the units of Cross Border increased by approximately $2,800,000. The Company valued the warrants as of May 31, 2011 at $1,234,500 using the Black-Scholes Merton valuation model. In determining this valuation, the Company used a volatility rate of 27.5%, a risk free interest rate of 1.68%, an estimated life of 4.5 years and a dividend rate of zero. Changes in the fair value of the investment between time of purchase and May 31, 2011 are recorded as unrealized gains and reflected in other comprehensive income.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

NOTE 5. LINE OF CREDIT

In June 2010, the Company entered into a 3 year line of credit with First State Bank of Lonoke, Arkansas ("FSB"). The line has a maximum draw amount of approximately $3,475,000, and is secured by a first security lien against the Villareal property (see Note 3). The line bears interest at the bank's reference rate plus 275 basis points, which as of May 31, 2011 was 6.039% in total. The line is payable on demand, however if no demand is made, principal payments of$1 million and $1.1 million are required after the first and second years, respectively, and the loan is due in full at maturity. In addition to a security interest in the Villareal Property, the principal member of the Company and another individual who is a related party have personally guaranteed the line of credit. In addition, the related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional collateral.

In June 2010 the Company borrowed approximately $3,400,000 to fund the purchase price of the Villareal property plus make its first capital call on the property. The Company borrowed an additional $351,000 in November 2010 to fund additional capital calls. As of May 31, 2011, the outstanding balance of the line of Credit was $2,003,594 and the Company was in compliance with the covenants related to the loan.

NOTE 6. NOTES PAYABLE

As of May 31, 2011, the Company had the following notes outstanding:

First State Bank of Lonoke, $200,060 Secured Promissory Note

issued June 15, 2010; interest rate at 6% per annum, due June
15, 2011. The note is secured by a first security lien against the Frost Bank property (see Note 3). In addition to a
security interest in the Frost Bank Property, the principal
member of the Company and another individual who is a related party have personally guaranteed the note. In addition, the
related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional
collateral. The remaining balance was repaid subsequent to May
31, 2011.                                                            $   10,000

Robert Hersov, $150,000 Promissory Note issued March 4, 2011;
interest rate at 3.25% per annum, due the earlier of July 31,
2011 or the closing of the acquisition of the Company by Red
Mountain Resources, Inc. The Company is currently negotiating
an extension to this note.                                              150,000

William F. Miller III, $250,000 Promissory Note issued May 24,
2011; interest rate at 10% per annum, due the earlier of
September 30, 2011 or after the closing of the merger between the Company by Red Mountain Resources, Inc. and an additional equity raise of $2,500,000. In addition, the holder is to
receive 50,000 shares of Red Mountain Resources common stock
(see Note 7). The Company is currently negotiating an
extension to the note.                                                  250,000

Michael J. Garnick, $700,000 Promissory Note issued May 24,
2011; interest rate at 10% per annum, due the earlier of
September 30, 2011 or after the closing of the merger between the Company by Red Mountain Resources, Inc. and an additional equity raise of $2,500,000. In addition, the holder is to
receive 175,000 shares of Red Mountain Resources common stock
(see Note 7). The Company is currently negotiating an
extension to the note                                                   700,000

Bel-Cal Properties, $1,500,000 Promissory Note issued May 24,
2011; interest rate at 10% per annum, due the earlier of
September 30, 2011 or after the closing of the merger between the Company by Red Mountain Resources, Inc. and an additional equity raise of $2,500,000. In addition, the holder is to
receive 375,000 shares of Red Mountain Resources common stock
(see Note 7). The Company is currently negotiating an
extension to the note                                                 1,500,000

Red Mountain Resources, Inc., $4,900,000 non-interest bearing
Secured Commercial Promissory Note issued April 29, 2011, due
May 30, 2011.                                                         4,900,000

Red Mountain Resources, Inc., $850,000 non-interest bearing
Commercial Promissory Note issued May 24, 2011, due June 15,
2011.                                                                   850,000

                                                                      8,360,000
Less: unamortized discount                                             (557,143)
                                                                     ----------

Total notes payable                                                  $7,802,857
                                                                     ==========

No interest was imputed on the loans from Red Mountain Resources, Inc. since prior to issuance of these financial statements the merger was consummated and this amount was immaterial.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

NOTE 7. STOCK ISSUANCE LIABILITY

The three promissory notes totaling $2,450,000 issued on May 24, 2011 (see Note
6) contained provisions that required the Company to deliver to the note holders 600,000 shares of Red Mountain Resources, Inc. common stock as an inducement to the note holders to make the loans. The Company recorded a liability in the amount of $600,000 as the Company had yet to consummate its merger with Red Mountain Resources, Inc. The Company has treated the amount as a debt discount, and is amortizing the amount over the life of the loans. As of May 31, 2011, approximately $42,000 had been amortized as interest expense. The Company believes that $1.00 per share represents the fair value per share of the common stock of Red Mountain Resources, Inc. as at issuance of the promissory notes, Red Mountain Resources, Inc. was engaged in an offering of its securities at $1.00 per share and had raised in excess of $5 million at that price. Upon consummation of the merger in June 2011 (see Note 11) the liability was planned to be extinguished.

NOTE 8. RELATED PARTY TRANSACTIONS

Stone Street Operating Company, LLC ("Stone Street") is related to the Company by common ownership and management. Stone Street is the operator for the Frost Bank, Resendez and LaDuquesa properties.

At May 31, 2011, the amount due to Stone Street totaled $3,059 which remains unpaid after the end of the period by the Company. In addition, during the year, the Company funded a $25,000 one year certificate of deposit with a bank in Texas in order for Stone Street to secure an additional letter of credit for the benefit of the Railroad Commission of Texas in regards to obligations for the Resendez, La Duquesa and Frost Bank wells. Subsequent to funding, the Company assigned the certificate of deposit to Stone Street. The certificate of deposit is expected to be liquidated in the near future and the proceeds returned to the Company as the operating responsibilities of Stone Street in regards to the properties is in the process of being transferred to a wholly owned subsidiary of Red Mountain Resources, Inc.

As of May 31, 2011, the following summarizes the transactions between Stone Street and the Company in regards to the operations of the properties:

Revenues
Oil and gas sales                                               $  182,919

Operating expenses
Production taxes                                                    11,336
Leasehold operating expenses                                        92,247
Gas marketing charge                                                19,954
                                                                ----------
Total expenses                                                     123,537
                                                                ----------
Net proceeds                                                    $   59,382
                                                                ==========


NOTE 9. MEMBERS' EQUITY

In June 2010, the original three members of the Company assigned all of their membership interests to two new members. During the year ended May 31, 2011, the Company paid distributions totaling $448,801 to one of its members.

NOTE 10. COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

As noted elsewhere, the Company is a passive working and net revenue interest owner in the oil and gas industry. As such, the Company only just prior to year end acquired its own insurance coverage over its interests in the properties. Prior to this, the Company had relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained and those held by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company's practice has been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current drilling operations are conducted on properties acquired from third parties. Our existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, we believe that we have satisfactory title to our producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements. The Company is currently working with its third party operator (see Note 5) for the Frost Bank property to update the division order for between the interest owners.

Potential Loss of Oil and Gas Interests / Cash Calls

The Company has agreed to be bound by the existing JOA's with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, it might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future Authorization For Expenditures ("AFE") invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

NOTE 11. SUBSEQUENT EVENTS

On March 22, 2011, the Company entered an agreement to be acquired by Red Mountain Resources, Inc. ("Red Mountain") a publicly traded shell company. The agreement provided for Red Mountain to issue 27,000,000 shares of common stock in exchange for all of the then outstanding common stock of the Company. On June 22, 2011, the transaction was completed and the reverse recapitalization with Red Mountain was completed. Red Mountain's $850,000 non-interest bearing Commercial Promissory Note issued May 24, 2011, due June 15, 2011 was extinguished upon completion of the transaction. As part of the transaction Red Mountain guaranteed a loan of $2,500,000 from the First State Bank of Lonoke which was re-executed in the name of the Company. The First State Bank of Lonoke also had the following requirements: (i) Alan Barksdale, the Company's sole officer, director and shareholder, must be the only officer as President of the Company and Chief Executive Officer of Red Mountain during the term of the loan;
(ii) the Company's 1,000 common shares (100%) shall be pledged as collateral for the loan by Red Mountain to First State Bank of Lonoke; (iii) the Company's assets shall remain held in the name of the Company during the term of the loan;
(iv) Red Mountain and the Company were to jointly sign a new Note to the First

State Bank of Lonoke to acquire the loan to Bamco Gas, LLC, in receivership, in the amount of approximately $2,681,201.37, which is currently in technical default, and the First State Bank of Lonoke would assign the Note to the Company. with any collateral pledges; and (v) the shareholders of the Company pledge two million common shares of Red Mountain to secure the Black Rock loan and the acquisition of the Note for Bamco Gas, LLC to the First State Bank of Lonoke.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

On June 16, 2011, the Company filed Articles of Conversion with the Secretary of State for the State of Arkansas to convert the Company into a corporation. The conversion became effective as of July 1, 2011.

On July 8, 2011, the Company entered into an agreement, effective as of July 1, 2011, that governed the relationship between the Company and certain other parties with respect to oil and gas leases in the Permian Basin covering approximately 1,255 gross acres (1,029 net acres) that the Company acquired an 82% ownership interest in. Pursuant to the agreement, on July 25, 2011, the Company acquired the remaining 18% ownership interest in the land from such other parties. The total acquisition cost of the combined 1,255 gross/net acres was $439,222 or $350 per acre.

On August 8, 2011, Red Mountain entered into an employment agreement with John
T. Hanley pursuant to which Mr. Hanley will serve as Red Mountain's Executive Vice President and Director of Finance. The agreement provides for Mr. Hanley to receive a base salary of $13,750 per month and expires on December 31, 2011.

On August 16, 2011, Red Mountain also acquired a 100% working interest in the "Martin Lease" in exchange for 320,000 shares of Red Mountain's common stock and a 100% working interest with a 75% net revenue interest in the "Shafter Lake Lease" for $250,000 and 250,000 shares of Red Mountain's common stock. The Martin Lease is 320 gross/net acres located in Andrews County, Texas. The Martin Lease is held by production and is for all rights 5,000 feet and below the surface of the land. The target horizons associated with the Martin Lease are the Clearfork and Wichita Albany formations. The Shafter Lake Lease is approximately 185 gross/net acres located in Andrews County, Texas. The Shafter Lake Lease is held by production and is for all rights from surface to 4,250 feet below the surface of the land. The target horizons associated with the Shafter Lake Lease are the Grayburg and San Andrus formations.

On August 16, 2011, Red Mountain entered into a stock purchase and sale agreement pursuant to which Red Mountain acquired 218,535 shares of common stock of Cross Border Resources, Inc. from a third party in exchange for the issuance of 273,169 shares of Red Mountain's common stock.

On August 30, 2011, the Board of Directors of Red Mountain approved the dismissal of L J Soldinger Associates LLC and the engagement of Hein & Associates LLP as the principal accountant to audit Red Mountain's financial statements.

Beginning in March 2011, Red Mountain commenced a private placement of its shares of common stock at an offering price of $1.00 per share. As of September 22, 2011, Red Mountain has sold an aggregate of 12,055,000 shares of its common stock raising gross proceeds of $12,055,000.

In July 2011, the Company issued unsecured promissory notes in the principal amount of $850,000 to RMS Advisors, Inc. and TSS Investment, Inc., each an unaffiliated lender. In July and August 2011, the Company repaid the amounts due under the notes held by RMS Advisors, Inc. and TSS Investment, Inc. and such notes were retired. The Company also repaid a portion of the amounts owed under the promissory notes held by Michael J. Garnick, Bel-Cal Properties and William
F. Miller, III. As of September 22, 2011, an aggregate of $1,150,000 remained outstanding to these three lenders, and separately $150,000 remained unpaid to Robert Hersov. The Company is currently negotiating an extension to these notes.

The Company evaluated events and transactions subsequent to May 31, 2011 and determined there were no significant further events to report through September 22, 2011, the date the Company issued these financial statements.

NOTE 12. SUPPLEMENTAL OIL AND GAS DISCLOSURE (unaudited)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES (unaudited)

Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible - from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations - prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at May 31, 2011.

Net proved Developed and Undeveloped Reserves - (In millions of cubic feet "MMCF") of natural gas and (thousands of barrels "Mbbl") of oil:

                                             Natural Gas          Oil
                                             -----------      ------------
                                             (unaudited)      (unaudited)
June 1, 2010                                          --                --
Purchase of properties                             9,443               844
Revisions of previous estimates                       --                --
Extension, discoveries, other estimates            1,902                --
Production                                          (895)               --
Disposition of properties                             --                --
                                             -----------      ------------
May 31, 2011                                      10,450               844
                                             ===========      ============

Net proved oil and gas reserves consisted of the following at May 31, 2011:

                                             Natural Gas          Oil
                                               Volumes           Volumes
                                                 MMCF             Mbbl
                                             -----------      ------------
                                             (unaudited)       (unaudited)
Proved developed producing                         4,479                 2
Proved undeveloped                                 5,971               842
                                             -----------      ------------
Total proven                                      10,450               844
                                             ===========      ============

Results of operations for oil and gas producing activities for May 31, 2011

Year ended May 31, 2011                                        (unaudited)

Revenue                                                       $  3,711,815
Operating expenses (lifting costs)                                (325,814)
Depletion                                                         (716,655)
Impairment of oil and gas properties                                    --
                                                              ------------
Operating income                                                 2,669,346

Income tax provision                                                    --
                                                              ------------
Results of operations for oil and gas properties              $  2,669,346

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

Cost incurred for oil and gas property acquisition, exploration and development activities

                                                               (unaudited)
Property acquisition
Unproved                                                      $         --
Proved (1)                                                       7,573,614
Exploration                                                        239,393
Development (1)                                                  1,719,183
                                                              ------------
Total costs incurred                                          $  9,532,190
                                                              ============

(1) The Company has included the prepaid drilling costs acquired in the purchase of the Villareal property (see Note 3) of approximately $680,000 as part of development costs incurred.

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

May 31, 2011                                                   (unaudited)

Proved                                                        $  9,292,797
Unproved                                                           239,393
                                                              ------------
Total capitalized costs                                       $  9,532,190

Accumulated depletion                                              716,655
                                                              ------------
Net capitalized costs                                         $  8,815,535
                                                              ============
STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES - (unaudited)

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company's engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses has been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)

                          Notes to Financial Statements

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

                                                               May 31,
                                                                2011
                                                            ------------
                                                            (in thousands)
                                                             (unaudited)

Future cash inflows                                         $    121,327
Less related future:
    Production costs                                              20,087
    Development costs                                             20,733
                                                            ------------
Future net cash flows before income taxes                         80,507
Future income taxes                                                   --

Future net cash flows                                             80,507
10% annual discount for estimating timing of cash flows          (45,076)
                                                            ------------
Standardized measure of discounted future net cash flows    $     35,431
                                                            ============

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

                                     May 31,
                                      2011
                                 (in thousands)

                                   (unaudited)

Net changes in sales and transfer prices and in
  production (lifting) costs related to future production   $         --
Changes in estimated future development costs                         --
Sales and transfers of oil and gas produced during
  the period                                                      (3,712)
Net change due to extensions, discoveries and improved
  recovery                                                            --
Net change due to purchases and sales of minerals in place        41,093
Net change due to revisions in quantity estimates                     --
Previously estimated development costs incurred during
  the period                                                      (1,959)

Accretion of discount                                                  9
Other - unspecified                                                   --
Net change in income taxes                                            --
                                                            ------------
Aggregate change in the standardized measure of
  discounted net cash flows for the year                    $     35,431

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010



                                Table of Contents


                                                                         Page
                                                                      ----------
Report of Independent Registered Public Accounting Firm                  F-1

Balance Sheet                                                            F-2

Statement of Income                                                      F-3

Statement of Cash Flows                                                  F-4

Statement of Net Investment                                              F-5

Notes to Financial Statements                                            F-6

             Report of Independent Registered Public Accounting Firm




To the Members
Black Rock Capital, LLC
(acquirer of Properties Acquired From MSB Energy, Inc.
 on June 1, 2010 and October 1, 2010)
Little Rock, Arkansas


We have audited the accompanying carve-out balance sheet of Properties Acquired From MSB Energy, Inc. on June 1, 2010 and October 1, 2010 (see footnotes 1 and
3) as of May 31, 2010 and the related carve-out statements of income, net investment, and cash flows for the year then ended. Black Rock Capital, LLC's management, as the acquirer of the Properties (see footnotes 1 and 3) and the preparer of these financial statements, is responsible for these carve-out financial statements. Our responsibility is to express an opinion on these carve-out financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the carve-out financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall carve-out financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Properties Acquired From MSB Energy, Inc. on June 1, 2010 and October 1, 2010 (see footnotes 1 and
3) as of May 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ L J Soldinger Associates, LLC


Deer Park, Illinois

May 20, 2011

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010


                                  Balance Sheet
                                  May 31, 2010



                                     ASSETS

Current assets
    Accounts receivable                                         $   38,426
                                                           ------------------

Property and equipment
    Oil and gas properties                                       6,734,792
    Accumulated depletion                                       (4,168,956)
                                                           ------------------
Net property and equipment                                       2,565,836
                                                           ------------------

                Total assets                                   $ 2,604,262
                                                           ==================


                       LIABILITIES AND INVESTMENT DEFICIT

Current liabilities
    Accounts payable                                            $  278,176
    Bank debt                                                    6,147,735
    Accrued interest                                               445,710
                                                           ------------------
                Total current liabilities                        6,871,621
                                                           ------------------

Long-term liabilities
    Deferred income taxes                                            7,690
    Asset retirement obligations                                   138,472
                                                           ------------------
                Total long-term liabilities                        146,612
                                                           ------------------

Net investment deficit
    Accumulated deficit                                         (4,413,971)
                                                           ------------------

                Total liabilities and investment deficit       $ 2,604,262
                                                           ==================



   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                               Statement of Income
                         For the Year Ended May 31, 2010


Revenue
    Oil and gas revenue                                           $ 1,472,581
                                                              ------------------
Costs and expenses
    Depreciation, depletion and amortization                          232,220
    Gas transportation                                                105,096
    General and administrative expense                                290,940
    Lease operating expense                                           194,438
    Production and ad valorem taxes                                   144,058
                                                              ------------------
Total costs and expenses                                              966,752
                                                              ------------------

Income from operations                                                505,829
Interest expense                                                     (455,071)
                                                              ------------------
Income before income taxes                                             50,758

Income taxes                                                           (7,690)
                                                              ------------------

Net income                                                        $    43,068
                                                              ==================

Pro forma information - unaudited
    Basic and diluted earnings per share                            $    0.00
    Basic and diluted weighted proposed average common
    stock outstanding                                              27,000,000





   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                             Statement of Cash Flows
                         For the Year Ended May 31, 2010




Cash flows from operating activities
    Net income                                                  $     43,068
    Adjustments to reconcile net income to net cash provided
       by operating activities
       Depreciation, depletion and amortization                      232,220
       Accretion                                                       9,361
       Accounts receivable from third party operators offset
         against capital call payments due                        (1,063,644)
       Changes in operating assets and liabilities
           Accounts receivable                                       135,000
           Accounts payable                                           65,840
           Accrued interest                                          445,710
           Deferred income taxes                                       7,690

                                                              ------------------
Net cash provided by operating activities                           (124,755)
                                                              ------------------
Net decrease in cash                                                (124,755)

Cash - beginning of year                                             124,755
                                                              ------------------
Cash - end of year                                               $         -
                                                              ==================

No amounts were paid during the year for interest or income taxes





   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                     Statement of Changes in Net Investment
                             Year Ended May 31, 2010



Net investment deficit, beginning of year                        $ (4,457,039)

Net income                                                             43,068
                                                             -------------------

Net investment deficit, end of year                              $ (4,413,971)
                                                             ===================











   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 1 - NATURE OF THE OPERATION AND FORM OF PRESENTATION

As more fully described in a Form 8-K filed on March 31, 2011 with the Securities and Exchange Commission ("SEC"), Red Mountain Resources, Inc., a public shell company, entered an agreement to acquire Black Rock Capital, LLC. Black Rock Capital, LLC for the nine months ended February 28, 2011 acquired all of its oil and gas working and net revenue interests from MSB Energy, Inc. (Debtor-In-Possession) on June 1, 2010 and October 1, 2010 (the "Properties" or the "Company"). These acquired Properties only represented a portion of MSB Energy, Inc. (Debtor-In-Possession) oil and gas working and net revenue interests. Prior to June 1, 2010 these Properties were not operated as a stand-alone enterprise but rather as an integral part of MSB Energy, Inc. (Debtor-In-Possession). The Properties acquired on October 1, 2010 by Black Rock Capital, LLC from MSB Energy, Inc. (Debtor-In-Possession) represented only approximately one percent of the total value of all Properties acquired by Black Rock Capital, LLC from MSB Energy, Inc. (Debtor-In-Possession).

These financial statements were prepared to meet the predecessor business reporting requirements of the SEC and present the financial statements of the Properties as of and for the year ended May 31, 2010 in accordance with the method described below.

These financial statements of the Properties have been prepared in accordance with U.S. GAAP on a "carve-out" basis of certain historical financial information related to the Properties from the books and records of the MSB Energy, Inc. (Debtor-In-Possession). These carve-out procedures require that historical results of operations, assets and liabilities attributable to the Properties, in addition to revenues and expenses related to, or incurred on behalf of the Properties, be included or allocated to the Properties as if they were a stand-alone entity.

MSB Energy, Inc. (Debtor-In-Possession) provided certain corporate functions on behalf of the Properties and costs associated with these functions were allocated to the Properties. These functions included executive management, oil and gas property management, information technology, tax, insurance, accounting, legal and treasury services, including costs associated with the operation of MSB Energy, Inc. (Debtor-In-Possession) under the supervision of the U.S. Bankruptcy Court. The costs of such services were allocated to the Properties based on the most relevant allocation method to the service provided, primarily based on the relative number of wells in the fields sold to Black Rock Capital, LLC to the total number of wells operated or otherwise owned by MSB Energy, Inc. (Debtor-In-Possession). Management believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Properties been operating as an independent company for all of the periods presented. The charges for these functions are included primarily in general and administrative expenses. Any future general and administration expenses may not necessarily correlate to, nor reflect directly or indirectly, the cost relationships herein.

To the extent that an asset, liability, revenue or expense is directly associated with the Properties, it is reflected in the accompanying financial statements.

Accordingly, the accompanying financial statements of the Properties may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the Properties operated as a separate entity during all of the periods presented.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 1 - NATURE OF THE OPERATION AND FORM OF PRESENTATION (Continued)

MSB Energy, Inc. (Debtor-In-Possession) was under the supervision of the U.S. Bankruptcy Court during the period presented in these financial statements. Because the financial statements represent the operations and assets and liabilities of the Properties which were subsequently sold to Black Rock Capital, LLC, prior to the winding up of the MSB Energy, Inc. (Debtor-In-Possession), these financial statements were prepared on a going concern basis and not a liquidation basis. The going concern basis contemplates the realization of assets and satisfaction of liabilities in the ordinary course. No adjustment has been made to these financial statements for any actions taken by the Bankruptcy Court subsequent to May 31, 2010 relating to the resolution of assets, liabilities, revenues and expenses not acquired by Black Rock Capital, LLC.

MSB Energy, Inc. (Debtor-In-Possession) was engaged primarily in the acquisition, development, production and exploration for, and the sale of oil, gas and natural gas liquids. MSB Energy, Inc. (Debtor-In-Possession) had originally purchased certain working and net revenue interest in oil and gas fields from Reichmann Petroleum Corporation on May 31, 2008. MSB Energy, Inc., a debtor in possession, was the successor to the original MSB Energy, Inc. which filed for protection on June 2, 2009 under Chapter 11 in the United States Bankruptcy Court for the Eastern District of Texas, case #09-3668. Effective June 1, 2010 and October 1, 2010, subsequent to the balance sheet date, Black Rock Capital, LLC ("BRC") purchased the working and net revenue interest for the Properties as more fully described in Note 3 from an auction held by the trustees for the benefit of certain senior lienholders. Subsequent to its original bankruptcy filing, the MSB Energy, Inc. (Debtor-In-Possession) was transferred to Chapter 7 and subsequent to May 31, 2010, the remaining assets and liabilities were auctioned off and MSB Energy, Inc. (Debtor-In-Possession) was liquidated.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates. The Company's revenue and profitability are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

Cash equivalents and cash flows

For purposes of the statement of cash flows, cash includes demand deposits, time deposits and short-term liquid investments, such as certificates of deposit with an original maturity of three months or less when purchased. There were no cash or cash equivalents allocated to the entity at May 31, 2010. For statement of cash flow purposes, the cash flows will represent cash received in connection with the working interest of the projects described in Note 3, cash paid in connection with the working interest and allocated expenses and a portion of any debtor-in-possession financing raised to the extent related to the working interest.

Accounts receivable and doubtful accounts

The Company extends credit to its customers in the ordinary course of business. These receivables are unsecured and generally are due within 30 days. The Company reviews customer accounts on a periodic basis and records a reserve for specific amounts that management feels may not be collected. Amounts will be written off at the point when collection attempts on the accounts have been exhausted. Management uses significant judgment in estimating uncollectible amounts. In estimating uncollectible amounts, management considers factors such as current overall economic conditions, industry-specific economic conditions, historical customer performance and anticipated customer performance. Past due status is determined based upon contractual terms. While management believes the Company's processes effectively address its exposure to doubtful accounts, changes in economic, industry or specific customer conditions may require adjustment to the allowance recorded by the Company. Accounts receivable at May 31, 2010 represents amounts related specifically to the projects described in
Note 3, which were collected subsequent to the balance sheet date. Accordingly, the entire balance is estimated to be collectible at May 31, 2010, and no allowance is considered necessary by management.

Oil and gas properties

The oil and gas properties included in the accompanying financial statements are those described more fully in Note 3. The Company follows the full-cost method of accounting for oil and gas properties. Accordingly, all cost associated with acquisition, exploration, development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized. All costs associated with production and other operating activities and general corporate activities are expensed in the period incurred.


All capitalized cost of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production-method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized cost to be amortized.

In addition, the capitalized costs are subject to a "ceiling test," which basically limits such cost to the aggregate of the "estimated present value," discounted at a 10% interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. The Company determined that impairment was necessary as of May 31, 2009. The net oil and gas properties allocated to the fields and wells acquired by Black Rock Capital, LLC was impaired to $1.734 million as of that date. No impairment was deemed necessary as of May 31, 2010.

Sales of proved and unproved properties are accounted for as adjustments of capitalized cost with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized cost with no loss recognized.

Asset retirement obligations ("ARO")

The financial statements include the ARO specifically related to the four projects described in Note 3. The Company recognizes the fair value of estimated ARO on the balance sheet when a reasonable estimate of fair value can be made. ARO includes those legal obligations where the Company will be required to retire tangible long-lived assets, such as well sites, pipelines and facilities. The asset retirement cost ("ARC"), equal to the initially estimated fair value of the ARO, is capitalized as part of the cost of the related long-lived asset. Changes in the estimated obligation resulting from revisions to estimated timing or amount of the undiscounted cash flows are recognized as a change in the ARO and the related ARC.

Capitalized ARC are amortized using the unit-of-production method and are included in depletion and depreciation in the accompanying statement of income. Increases in ARO resulting from the passage of time are recorded as accretion of ARO in the accompanying statement of income.

Liabilities

The accompanying financial statements include the portion of debtor-in-possession financing used to fund cash calls or leasehold operating expenses for the acquired working interests described in Note 3, an allocation of the post-petition liabilities pertaining to the working interests assumed by Black Rock Capital, LLC, other accounts payable and accrued liabilities, including remediation liabilities and an allocation of other liabilities that were not assumed by Black Rock Capital, LLC.

Provision for income taxes

The Company utilizes the liability method of accounting for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets or

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities are determined based upon the difference between the values of the assets and liabilities as reflected in the financial statements and their related tax bases at enacted tax rates in effect for the year in which the differences are expected to be recovered or settled. The Company's differences for income tax purposes represent primarily depreciation, depletion and amortization timing differences.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. The Company has recorded a 100% valuation allowance for all of the deferred tax assets as of May 31, 2009 and has allocated none of the net operating loss carryforwards and no deferred tax assets or liabilities as of the date of the Bankruptcy (see Note
1). The income tax expense recorded for the period ended May 31, 2010 represents the amount of income taxes due at the approximate tax rate of 15%, the U.S. Federal income tax statutory rate currently in effect for that level of income.

Revenue recognition

The Company recognizes revenues based on its share of actual volumes of oil and gas sold at the then current market prices. The Company recognizes revenue from the sales of crude oil and natural gas when title passes to the customer and collection of payment is reasonably assured. Revenues from the production of properties in which the Company has an interest with other producers are recognized on the basis of the Company's net revenue interest. Revenues owned by working interest partners are recorded as revenues payable to others. Operating expenses and capital expenditures to be borne by the working interest partners are netted against their portion of revenues.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. Federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

General and administrative expenses

The accompanying financial statements include an allocated portion of the actual costs incurred by the Company for general and administrative ("G&A") expenses, including costs of the bankruptcy. These allocated costs are intended to provide the reader with a reasonable approximation of what historical administrative costs would have been for these assets and operations in the event those assets had existed on a stand-alone basis.

Any future G&A expenses may not necessarily correlate to, nor reflect directly or indirectly, the cost relationships presented herein. A wide range of formulas for G&A allocation were considered.

In the view of management of the Properties, the most accurate and transparent method of allocating G&A expenses is based on the ratio of wells sold to Black Rock Capital, LLC to the total number wells MSB Energy, Inc. (Debtor-In-Possession) had an interest in. Using this method, G&A expenses allocated to the Properties for the year ended May 31, 2010 was approximately $291,000.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New accounting principles and recent accounting pronouncements

In January 2010, the FASB issued Accounting Standards Update ("ASU") 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements." ASU 2010-06 includes new disclosure requirements related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales, issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company's financial statements.

The Company adopted new accounting guidance addressing subsequent events effective June 30, 2009. The guidance clarified the accounting for and disclosure of subsequent events that occur after the balance sheet date through the date of issuance of the applicable financial statements. The adoption of this guidance did not have a significant effect on the Company's financial statements.

FASB Accounting Standards Codification(TM) and the Hierarchy of the Generally Accepted Accounting Principles guidance became effective for interim and annual periods ended after September 15, 2009 and it recognized FASB ASC as the single authoritative nongovernmental U.S. GAAP. The codification superseded all existing accounting standards documents issued by the FASB, and established that all other accounting literature not included in the codification is considered nonauthoritative. Although ASC did not change U.S. GAAP, it did reorganize the principles into accounting topics using a consistent structure. The codification also includes relevant U.S. Securities and Exchange Commission ("SEC") guidance following the same topical structure. Accordingly, all references to U.S. GAAP use the new topical guidelines established with the codification.

In December 2008, the SEC adopted revisions to the oil and natural gas reserves reporting requirements which are effective for these financial statements. The primary changes to the reserves reporting included:

     o A revised definition of proved reserves, including the use of unweighted average oil and natural gas prices in effect at the beginning of each month during the year to compute such reserves.
     o Expanding the definition of oil and gas producing activities to include nontraditional and unconventional resources.
     o Allowing companies to voluntarily disclose probable and possible reserves in SEC filings.
     o Amending required proved reserve disclosures to include separate amounts for synthetic oil and gas.
     o Expanded disclosures of proved undeveloped reserves, including discussion of such proved undeveloped reserves five years old or more, and
     o Disclosure of the qualifications of the chief technical person who oversees the Company's overall reserve process.

The Company utilized this guidance at May 31, 2010 to determine its proved resources and to develop associated disclosures. The Company chose not to provide voluntary disclosures of probable and possible reserves. In January 2010, FASB issued guidance that aligned its oil and gas reporting requirements and effective date with the SEC's guidance described above.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting and Reporting Rules

The United States Congress passed the Dodd-Frank Act in 2010. Among other requirements, the law requires companies in the oil and gas industry to disclose payments made to the U.S. Federal and all foreign governments. The SEC was directed to develop the reporting requirements in accordance with the law. The SEC has issued preliminary guidance and is seeking feedback from all interested parties. The preliminary rules indicated that payment disclosures would be required at a project level within the annual Form 10-K beginning with May 31, 2012. The Company cannot predict the final disclosure requirements by the SEC or the impact on its financial statements.

Pro Forma Financial Information

Pursuant to Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), a pro forma income statement has been presented which reflects the impact of the Company's change in capital structure based on the proposed acquisition of Black Rock Capital, LLC by Red Mountain Resources, Inc. in May 2011, a transaction in which Red Mountain Resources, Inc. issued 27,000,000 shares of its common stock and received all of the then issued common stock of Black Rock Capital, LLC. This presentation reports earnings per share and the basic and diluted common shares as if the merger had occurred at the commencement of operations on June 1, 2009.


NOTE 3 - OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of May 31, 2010:

     Proved   properties                                        $  6,734,792
     Unproved properties                                                   -
                                                            -------------------
                                                                $  6,734,792
     Accumulated depreciation, depletion, amortization
        & impairment                                              (4,168,956)
                                                            -------------------

                                                                $  2,565,836
                                                            ===================


In February 2008, MSB Energy, Inc. entered into a purchase and sale agreement with the bankruptcy estate of Reichmann Petroleum Corporation to purchase their working and net revenue interest in approximately 124 wells spread throughout the State of Texas on approximately 20 oil and gas fields, which became effective on May 31, 2008. The total allocated to those oil and gas properties at acquisition was approximately $12.95 million. Effective June 1, 2010 and October 1, 2010, MSB Energy, Inc. (Debtor-In-Possession) disposed of by sale at auction to Black Rock Capital, LLC four separate fields, encompassing 17 wells, in south Texas referred to as the "Properties" throughout these financial statements. Those four properties were the Resendez, LaDuquesa and Villareal fields in Zapata County and the Frost Bank field in Duval County. Those four properties were allocated approximately $5.542 million at the time of acquisition from Reichmann Petroleum Corporation.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 3 - OIL AND GAS PROPERTIES (Continued)

During the twelve months ended May 31, 2010, the Company participated in well development and drilling operations on the Villareal field, in which the Company was a passive working and net revenue interest holder, as ConocoPhillips was the operator. For the twelve months ended May 31, 2010, the Company incurred development costs of approximately $1.063 million, covering the workover of one existing well and drilling of one new well. No other well development and drilling operations were undertaken for the other three fields in the twelve months ended May 31, 2010.

NOTE 4 - ASSET RETIREMENT OBLIGATION

The ARO recognized by the Company at May 31, 2010 represents the ARO specifically associated with the four projects described in Note 3. ARO represents the costs to dismantle and abandon its producing oil and gas properties, and related equipment. These assets are consistently being upgraded and are expected to be operational into the foreseeable future. In these cases, the obligation will be initially recognized in the period in which sufficient information exists to estimate the liability. The significant assumptions used to develop the estimate included using approximately $75,000 as the cost to properly restore and abandon each well, less approximately $15,000 per well in salvage. In addition, the Company estimates that oil field services costs will have an inflation factor of approximately 4.5% and its credit adjusted risk free rate is approximately 7.25%

A reconciliation of the beginning and ending aggregate carrying amount of the ARO for May 31, 2010 is shown as follows:

          Balance - beginning of year                          $  129,111

          Accretion expense                                         9,361
                                                            ----------------

          Balance - end of year                                $  138,472
                                                            ================


The estimation of future ARO is based on a number of assumptions requiring professional judgment. The Company cannot predict the type of revisions to these assumptions that may be required in future periods due to the availability of additional information such as: prices for oil field services, technological changes, governmental requirements and other factors.

NOTE 5 - NOTE PAYABLE

In June 2008, MSB Energy, Inc. entered into a revolving line of credit agreement ("LOC") with the Bank of Oklahoma ("Bank") in order to purchase the oil and gas working and net revenue interest from Reichmann Petroleum Corporation (see Note
3). The LOC was due on demand; however if no demand was made by the Bank, then maturity was May 31, 2010. The LOC bears an interest rate at the Bank's prime rate. In the event of default, the interest rate increases to the Bank's prime plus 4%. The LOC had a maximum advance amount of $14.4 million, less a $750,000 holdback covering certain title issues, at inception that could increase thereafter to $25 million. The actual borrowings under the LOC were limited to the borrowing base as computed under the terms of the LOC. Substantially all of the assets of

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 5 - NOTE PAYABLE (Continued)

MSB Energy, Inc. were pledged as collateral to guarantee payment of the LOC. In addition, one of the principals of MSB Energy, Inc. personally guaranteed repayment of the LOC. In addition, while principal amounts were still outstanding under the LOC, MSB Energy, Inc. was prohibited from entering into certain transactions without the consent of the Bank, including but not limited to asset sales and transfers and incurring additional liabilities other than trade payables in the amount of $750,000.

In January 2009, the Bank entered into a new guarantee agreement with an affiliate of the original guarantor in which the new guarantor pledged certain oil and gas assets as additional collateral.

In June 2009, MSB Energy, Inc. defaulted on the LOC upon filing for protection under the United States Bankruptcy court. For the twelve months ended May 31, 2010, these financial statements include interest accrued at the default rate, which amounted to approximately $446,000.

The amount of the line of credit presented in these financial statements was allocated based off of the ratio of the purchase price of the oil and gas assets (see Note 3) subsequently acquired by Black Rock Capital, LLC to the total of the oil and gas assets acquired from Reichmann Petroleum Corporation by MSB Energy, Inc., multiplied by the line of credit balance owed by the predecessor company as of May 31, 2009, just prior to entry into bankruptcy.


NOTE 6 - FAIR VALUE

The Company has adopted FASB ASC 820-10, "Fair Value Measurement and Disclosures," formerly SFAS No. 157, as amended by FASB Staff Position No. 157-2, now ASC 820-10-15, which provides a framework for measuring fair value under U.S. GAAP. As defined by ASC 820-10, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that the management believes market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique.

This standard is now the single source in U.S. GAAP for the definition of fair value, except for the fair value of leased property as defined in ASC 840-10, "Leases," formerly SFAS No. 13, "Accounting for Leases." ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

     o Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 6 - FAIR VALUE (Continued)

     o Level 2 Inputs - Inputs other than quoted prices included in Level 1 Inputs that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

     o Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

                                              Fair Value            Level 3
                                           ----------------    ----------------

          Asset retirement obligation         $  138,472           $ 138,472
                                           ================    ================


Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, receivables, payables, and a notes payable and line of credit. The carrying amounts of cash and cash equivalents, receivables, payables and short-term debt approximate fair value due to the highly liquid or short-term nature of these instruments. The Company does not have any instruments that are measured at fair value on a recurring basis.

NOTE 7 - CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade receivables. The Company generally does not require collateral from its customers. Such credit risk is considered by management to be limited due to the size and stability of the Company's primary customers and its customers' financial resources.

The Company's sales are to a limited number of customers; therefore, the Company has concentration in its sales and accounts receivable activities.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 8 - COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economies are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

As noted elsewhere, the Company is both a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the Properties, instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company's practice haso been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current drilling operations are conducted on properties acquired from third parties. The Company's existing rights are dependent on those previous third parties having obtained valid title to the Properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements. The Company is currently working with its third party operator for the Frost Bank property to update the division order for between the interest owners.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

Potential Loss of Oil and Gas Interests/Cash Calls

The Company has agreed to be bound by the existing joint operating agreements with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, the Company might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future authorization for expenditures invoices, it may have to forfeit all of its rights in certain of its interests on the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

NOTE 9 - SUBSEQUENT EVENTS

In May 2010, the Bankruptcy Court approved the order to put up the four properties (see Note 3) for auction. The highest and best bid was received from BRC, in which BRC agreed to pay approximately $3.3 million for the properties, which amount was paid to the Bank of Oklahoma in June 2010, at which time the assignment of the working and net revenue interest in the properties became effective.

In June 2010, the Bank of Oklahoma wired approximately $882,000 to ConocoPhillips. Of that amount approximately $202,000 was the balance owed ConocoPhillips for leasehold operating and well drilling costs for the Villareal field and $680,000 was a capital call prepayment for a new well also on the Villareal property.

The Company evaluated events and transactions subsequent to May 31, 2010 and determined there were no significant further events to report through May 20, 2011, the date the Company issued these financial statements.

NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES

Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible - from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations - prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at May 31, 2010.

Net proved Developed and Undeveloped Reserves - (In millions of cubic feet "MMCF") of natural gas:

                                                                   2011
                                                             ---------------
                                                               (unaudited)

     June 1, 2009                                                     854
     Purchase of properties                                             -
     Revisions of previous estimates                                1,320
     Extension, discoveries, other estimates                        1,339
     Production                                                      (415)
     Disposition of properties                                          -
                                                             ---------------

     May 31, 2010                                                   3,098
                                                             ===============


Net proved oil and gas reserves consisted of the following at May 31, 2010:


                                                  Entitlement
                                                    Volumes
                                                      MMCF
                                               --------------
                                                 (unaudited)

     Proved developed producing                       1,702
     Proved undeveloped                               1,396
                                               --------------

     Total proven                                     3,098
                                               ==============

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

Results of operations for oil and gas producing activities for May 31, 2010

Nine months ended May 31, 2010
                                                                   (unaudited)

     Revenue                                                     $ 1,472,581
     Operating expenses (lifting costs)                              338,496
     Depletion                                                       232,220
     Impairment of oil and gas properties                                  -
                                                              -----------------

     Operating income                                                901,865

     Income tax provision                                              7,690
                                                              -----------------

     Results of operations for oil and gas properties              $ 894,175
                                                              =================


Cost incurred for oil and gas property acquisition, exploration and development activities

                                                            (unaudited)
     Property acquisition
         Unproved                                               $     -
         Proved                                                       -
     Exploration                                                      -
     Development (1)                                          1,063,644
                                                         -----------------

     Total costs incurred                                   $ 1,063,644
                                                         =================

(1) The Company has excluded the capital call payment made in June 2010 by the Bank of Oklahoma (see Note 9) of approximately $680,000 from development costs incurred.

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

                                                                 May 31, 2010
                                                              -----------------
                                                                 (unaudited)

     Proved                                                      $ 6,734,792
     Unproved                                                              -
                                                              -----------------

     Total capitalized costs                                     $ 6,734,792

     Accumulated depreciation, depletion, amortization
        & impairment                                               4,168,956
                                                              -----------------

     Net capitalized costs                                       $ 2,565,836
                                                              =================

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company's engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses has been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

                                                                 May 31, 2010
                                                              -----------------
                                                                (in thousands)
                                                                  (unaudited)

  Future cash inflows                                              $  12,416
  Less related future:
      Production costs                                                 2,792
      Development costs                                                  457
                                                              -----------------

  Future net cash flows before income taxes                            9,167
  Future income taxes                                                      -

  Future net cash flows                                                9,167
  10% annual discount for estimating timing of cash flows             (3,992)
                                                              -----------------

  Standardized measure of discounted future net cash flows         $   5,175
                                                              =================

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

                                                                 May 31,2010
                                                              -----------------
                                                                (in thousands)
                                                                 (unaudited)

Net changes in sales and transfer prices and in
  production (lifting) costs related to future production     $           44
Changes in estimated future development costs                             --
Sales and transfers of oil and gas produced during the period         (1,029)
Net change due to extensions, discoveries and improved
  recovery                                                             2,168
Net change due to purchases and sales of materials in place               --
Net change due to revisions in quantity estimates                      1,521
Previously estimated development costs incurred during the
  period                                                               1,521
Accretion of discount                                                      9
Other - unspecified                                                     (793)
Net change in income taxes                                                --
                                                              -----------------
Aggregate change in the standardized measure of discounted
  net cash flows for the year                                 $        3,441
                                                              =================

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 12, 2012

                                 RED MOUNTAIN RESOURCES, INC.

                                 By: /s/ Alan W. Barksdale
                                     ------------------------------------
                                     Alan W. Barksdale, Chief Executive Officer